UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Consent Solicitation Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
TELOS CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TELOS CORPORATION
19886 Ashburn Road
Ashburn, Virginia 20147-2358
CONSENT SOLICITATION STATEMENT
Solicitation of Consent to Amend the Terms of the
12% Cumulative Exchangeable Redeemable Preferred Stock
Preferred Stockholder:
Telos Corporation, a Maryland corporation (the “Company”, “Telos”, “we”, “us”, or “our”), is soliciting consents (the “Consent Solicitation”) from record holders (“Preferred Holders”) of our issued and outstanding 12% Cumulative Exchangeable Redeemable Preferred Stock (the “Exchangeable Preferred Stock”) to approve the amendment and restatement of certain of the terms of the Exchangeable Preferred Stock, which will be reflected in our Second Articles of Amendment and Restatement (the “Amended Charter”).
If we receive the Requisite Consent (as defined below) at or prior to the Expiration Date (as defined below) and the other conditions set forth in this Consent Solicitation Statement are satisfied or waived, we will file the Amended Charter with the Department of Assessments and Taxation for the State of Maryland (the effective time of such filing, the “Effective Time”). The Amended Charter will, among other things, amend and restate the terms of the Exchangeable Preferred Stock to provide that, upon consummation, prior to March 31, 2021, of a firm commitment underwritten initial public offering of our common stock registered under the Securities Act pursuant to an effective registration statement on Form S-1 or an equivalent registration statement (a “Qualified IPO”), each issued and outstanding share of Exchangeable Preferred Stock will automatically convert into the right to receive ninety percent (90%) of the liquidation preference of the Exchangeable Preferred Stock as of the date of the Qualified IPO, which shall be paid eighty-five percent (85%) in cash and fifteen percent (15%) in shares of our common stock (based upon the initial price to the public of our common stock on the date of the Qualified IPO). As a result, we are asking Preferred Holders to consent to the following proposal (the “Proposal”):
To amend and restate the terms of the Exchangeable Preferred Stock in the Second Articles of Amendment and Restatement as set forth in the Consent Solicitation Statement, including amendments providing that, upon a Qualified IPO of the common stock, each issued and outstanding share of Exchangeable Preferred Stock would be converted into the right to receive ninety percent (90%) of the liquidation value of the Exchangeable Preferred Stock as of such date, which shall be paid eighty-five percent (85%) in cash and fifteen percent (15%) in common stock of the Company (based upon the initial price to the public of our common stock on the date of the Qualified IPO).
If we receive the Requisite Consent, the Amended Charter will be binding on all holders of Exchangeable Preferred Stock, including those that do not timely consent to the Proposal.
We have established the close of business on [•], 2020 as the record date (the “Record Date”) for determining those Preferred Holders entitled to vote on and, therefore, submit written consents on the Proposal. For the Proposal to be approved, we must receive affirmative consent “FOR” the Proposal from holders of a majority of the issued and outstanding shares of Exchangeable Preferred Stock entitled to vote on the Proposal. We have already entered into a voting and support agreement with Preferred Holders representing approximately thirty-two percent (32%) of the outstanding shares of Exchangeable Preferred Stock who have agreed to consent to the Proposal.
While the holders of the Company’s Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) are not entitled to vote on or submit consents with respect to the Proposal, the adoption of the Amended Charter is contingent upon holders of a majority of the issued and outstanding shares of the Common Stock approving certain changes with respect to the charter (the “Proposed Common Stock Amendments”) that are described in the Consent Solicitation and, if approved, will also be reflected in the Amended Charter. We intend to hold a special meeting of the holders of the Common Stock on or about October [•], 2020 to approve the Proposed Common Stock Amendments. PREFERRED HOLDERS WILL NOT BE ENTITLED TO VOTE ON OR SUBMIT WRITTEN CONSENTS WITH RESPECT TO THE PROPOSED COMMON STOCK AMENDMENTS.

The Board of Directors of the Company (the “Board”) has determined that adoption and approval of the Amended Charter and the Proposal are in the best interests of the Company, declared the Amended Charter advisable, and directed that the Proposal be submitted to the Preferred Holders for approval and the Amended Charter be submitted to the holders of Common Stock for approval.
The Board recommends that all Preferred Holders consent to the Proposal by marking the box entitled “FOR” and submitting to the Company the Action by Written Consent form, attached hereto as Annex A.
To be counted, your properly completed and executed Action by Written Consent form (the “Consent”) must be received by the Company on or before 5:00 P.M. Eastern Time on [•], 2020 (the “Expiration Date”), subject to early termination or extension of the Expiration Date at the Company’s discretion. CONSENTS MAY BE REVOKED IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH HEREIN AT ANY TIME PRIOR TO THE EARLIER OF THE EFFECTIVE TIME OR THE EXPIRATION DATE, BUT NOT THEREAFTER.
The Exchangeable Preferred Stock trades over the OTC Bulletin Board and the OTCQB marketplace under the symbol “TLSRP.” The total number of shares issued and outstanding at October [•], 2020 was 3,185,586. On October 5, 2020, the last trading day prior to the announcement of the Consent Solicitation and the filing of a Form S-1 registration statement with the U.S. Securities and Exchange Commission (the “SEC”), indicating our intention to pursue what would be a Qualified IPO, the last sales price of the Exchangeable Preferred Stock quoted over-the-counter was $21.00 per share. On [•], 2020, the last sales price of the Exchangeable Preferred Stock quoted over-the-counter was $[•] per share.
See “Risk Factors” beginning on page 10 for a discussion of issues that you should consider with respect to the Consent Solicitation.
THE CONSENT SOLICITATION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION, OR THE SIMILAR COMMISSION OR GOVERNMENTAL AGENCY OF ANY FOREIGN JURISDICTION, NOR HAS THE SEC, ANY STATE SECURITIES COMMISSION, OR THE SIMILAR COMMISSION OR GOVERNMENTAL AGENCY OF ANY FOREIGN JURISDICTION DETERMINED WHETHER THE INFORMATION IN THIS CONSENT SOLICITATION STATEMENT IS TRUTHFUL OR COMPLETE. NONE OF THE SEC, ANY STATE SECURITIES COMMISSION OR ANY SIMILAR COMMISSION OR GOVERNMENTAL AGENCY OF ANY FOREIGN JURISDICTION HAS PASSED UPON THE MERITS OR FAIRNESS OF THE CONSENT SOLICITATION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE CONTAINED IN THIS CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Requests for assistance in completing and delivering Consent, or for additional copies of the form of Consent or this Consent Solicitation Statement, should be directed to Telos Corporation, 19886 Ashburn Road, Ashburn, Virginia 20147-2358, Attn: Corporate Secretary. Questions concerning the terms of the Consent Solicitation should be directed to the Solicitation Agent at the address or telephone numbers set forth below and on the back cover of this Consent Solicitation Statement.
The Solicitation Agent for the Consent Solicitation is:
Saratoga Proxy Consulting LLC
520 8th Avenue, 14th Floor
New York, NY 10018
(212) 257-1311
Stockholders Call Toll Free at: (888) 368-0379
Banks & Brokers may call: (212) 257-1311
Email: info@saratogaproxy.com
The date of this Consent Solicitation Statement is October [•], 2020.

i

IMPORTANT INFORMATION
The Proposal constitutes a single proposal, and a consenting Preferred Holder may only consent to the Proposal in its entirety and may not consent selectively. The Consent Solicitation is being made upon the terms and subject to the conditions contained in this Consent Solicitation Statement. The Record Date for purposes of the Consent Solicitation is the close of business on [•], 2020. In our sole discretion, however, we may establish a new date that, when chosen, will be deemed to be the “Record Date” for purposes of the Consent Solicitation. Only Preferred Holders on the Record Date will be entitled to consent to the Proposal. For purposes of book-entry Exchangeable Preferred Stock, only the DTC participants (“DTC Participants”) listed on the official DTC position listing as of the Record Date will be entitled to execute the Consent as the registered holder thereof, pursuant to the DTC Omnibus Proxy. When we refer to this “Consent Solicitation Statement” we are referring not only to this Consent Solicitation Statement, but also to the exhibits and other documents that we refer to in, and incorporate by reference into, this document.
In making your decision, you should rely only on the information contained in this Consent Solicitation Statement or incorporated herein by reference. We have not, and the Solicitation Agent has not, authorized anyone to provide you with any different or supplemental information. If you receive any such information, you should not rely on it. You should not assume that the information in this Consent Solicitation Statement is accurate as of any date other than the date on the cover page or that information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that the information contained in it is correct as of any time subsequent to the date on the cover page or that there has been no change in the information contained in, or incorporated by reference into, this Consent Solicitation Statement. By delivering your Consent, you represent that you are consenting to the Proposal and to the Amended Charter based solely on the information contained in, or incorporated by reference into, this Consent Solicitation Statement and your own examination of it and the terms of the Proposal and of the Amended Charter.
The contents of this Consent Solicitation Statement should not be construed as legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor as to those matters. This Consent Solicitation Statement does not constitute a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make the Consent Solicitation. Persons who receive this Consent Solicitation Statement must inform themselves about and observe any applicable restrictions on the distribution and solicitation of Consents.
This Consent Solicitation Statement is not an offer to purchase securities nor is it a solicitation of Consents from Preferred Holders, nor will Consents be accepted from or on behalf of such Preferred Holders, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such a consent solicitation under applicable securities or “blue sky” laws.
DO NOT FOR ANY REASON DELIVER YOUR SHARES OF EXCHANGEABLE
PREFERRED STOCK TO US OR THE SOLICITATION AGENT AT THIS TIME.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain information set forth in this Consent Solicitation Statement and documents incorporated herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” “strategy,” “future,” “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this Consent Solicitation Statement and documents incorporated herein by reference regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding our intention to have a meeting of the holders of our Common Stock, our intention to file the Amended Charter and our intention to undertake an underwritten initial public offering of our common stock registered under the Securities Act that will consummated prior to March 31, 2021.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results, financial condition to or intentions to take certain corporate actions differ materially from those indicated in the forward-looking statements include, in addition to those described in the “Risk Factors” and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, the inability to secure the approvals for the Amended Charter from the Preferred Holders or the holders of our Common Stock, market conditions, and potential litigation challenging the Proposal or the Proposed Common Stock Amendments.
Any forward-looking statement made by us in this Consent Solicitation Statement or any document incorporated herein by reference is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required under applicable law. We anticipate that subsequent events and developments will cause our views to change. You should read this Consent Solicitation Statement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
THIS CONSENT SOLICITATION STATEMENT (INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN) AND THE RELATED CONSENT CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE CONSENT SOLICITATION.
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SUMMARY
This summary highlights some information about us and this Consent Solicitation Statement. It may not contain all of the information that is important to you. You should read this Consent Solicitation Statement in its entirety together with the more detailed information found in the documents we file with the SEC, including those listed under the heading “Incorporation of Documents By Reference.” You should assume that the information in this Consent Solicitation Statement is accurate only as of the date of this Consent Solicitation Statement, or, in the case of documents we previously filed with the SEC and incorporated by reference, as of the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. In this Consent Solicitation Statement, unless specifically noted otherwise, “we,” “us” and “our,” or the “Company” refer to Telos Corporation and its subsidiaries.
About the Company
Telos Corporation offers technologically advanced, software-based security solutions that empower and protect the world’s most security-conscious organizations against rapidly evolving, sophisticated and pervasive threats. Our portfolio of security products, services and expertise empower our customers with capabilities to reach new markets, serve their stakeholders more effectively, and successfully defend the nation or their enterprise. We protect our customers’ people, information, and digital assets so they can pursue their corporate goals and conduct their global missions with confidence in their security and privacy.
Our corporate headquarters and principal executive offices are located at 19886 Ashburn Road, Ashburn, Virginia 20147-2358, and our telephone number 1-703-724-3800. Our website address is www.telos.com. The information on our website is not part of this Consent Solicitation Statement.
Purpose of the Consent Solicitation
The purpose of the Consent Solicitation is to obtain the approval of the Preferred Holders of the Proposal to permit us to amend the terms of the Exchangeable Preferred Stock to provide for the automatic conversion of outstanding shares of Exchangeable Preferred Stock upon our consummating, prior to March 31, 2021, an underwritten initial public offering of our common stock registered under the Securities Act pursuant to an effective registration statement on Form S-1 or an equivalent registration statement (a “Qualified IPO”). If the Proposal is approved and the other conditions set forth in this Consent Solicitation Statement are satisfied or waived, upon a Qualified IPO each issued and outstanding share of Exchangeable Preferred Stock will automatically be converted into the right to receive ninety percent (90%) of the liquidation value of the Exchangeable Preferred Stock as of the date of the consummation of the Qualified IPO, which shall be paid eighty-five percent (85%) in cash and fifteen percent (15%) in shares of our common stock (based upon the initial price to the public of our common stock on the date of the Qualified IPO). We are requesting your consent because this automatic conversion would cause Preferred Holders to receive less cash and less total consideration than if either the Exchangeable Preferred Stock were redeemed by us pursuant the existing terms of the Exchangeable Preferred Stock or, in the event of a voluntary or involuntary liquidation, dissolution or winding up of our affairs, if we had sufficient assets to pay the liquidation preference of the Exchangeable Preferred Stock. See “Purpose of the Consent Solicitation—Reasons for the Consent Solicitation.”
Requisite Consent
The adoption of the Proposal requires the consent of Preferred Holders holding at least a majority of the issued and outstanding shares of Exchangeable Preferred Stock as of the Record Date (the “Requisite Consent”). Because approval of the Proposal requires consent from the holders of a majority of the issued and outstanding shares of Exchangeable Preferred Stock, the failure to either consent to the Proposal or a submission of a Consent in opposition will each have the effect of a vote against the Proposal. See “The Consent Solicitation—Requisite Consent.”
How to Consent
To consent to the Proposal, you must deliver a properly completed and executed Consent, a form of which is enclosed as Annex A to this Consent Solicitation Statement, to us on or prior to the Expiration Date in accordance with the instructions contained in this Consent Solicitation Statement and in the Consent. Do not, for any reason, deliver your shares of Exchangeable Preferred Stock to us or the Solicitation Agent at this time and do not deliver the Consent to any person other than us. See “The Consent Solicitation – How to Consent.”

Expiration Date
The Expiration Date is 5:00 p.m., Eastern Time, on [•], 2020, unless earlier terminated or extended as provided for in this Consent Solicitation Statement. We will conclude the Consent Solicitation at the earlier of the Expiration Date or the date on which we have received the Requisite Consent.
Conditions of the Consent Solicitation
The Proposal and the Amended Charter will not become operative unless all conditions to the Consent Solicitation described in this Consent Solicitation Statement in the section entitled “The Consent Solicitation—Conditions to the Consent Solicitation” are satisfied. In addition to the Requisite Consent, the adoption of the Amended Charter is contingent upon the holders of a majority of the Common Stock approving the Amended Charter at a special stockholder meeting. See “The Consent Solicitation—Conditions to the Consent Solicitation.”
Revocation of Consents
A Preferred Holder may revoke its Consent by delivering a written notice of revocation to us prior to earlier of the Effective Time or the Expiration Date. Once a Consent has been validly revoked, the Preferred Holder may redeliver its Consent on or prior to the Expiration Date by following the procedures described in this Consent Solicitation Statement in the section entitled “The Consent Solicitation—Revocation of Consents.” Any Preferred Holder who validly revokes a Consent will nevertheless be bound by the terms of the Proposal and the Amended Charter if the conditions to the Consent Solicitation described in this Consent Solicitation Statement in the section entitled “The Consent Solicitation—Conditions to the Consent Solicitation” are satisfied or waived.
Appraisal Rights
You will not be entitled to rights of an objecting stockholder or appraisal rights under Maryland law in connection with the Proposal, the Amended Charter, or this Consent Solicitation. Additionally, the consummation of a Qualified IPO and corresponding automatic conversion of the Exchangeable Preferred Stock, will not entitle you to rights of an objecting stockholder or appraisal rights under Maryland law. See “The Consent Solicitation—No Appraisal Rights.”
Additional Information
Requests for assistance in completing and delivering Consents, or for additional copies of the Consent or this Consent Solicitation Statement, should be directed to Telos Corporation, 19886 Ashburn Road, Ashburn, Virginia 20147-2358, Attn: Corporate Secretary. Questions concerning the terms of the Consent Solicitation should be directed to the Solicitation Agent. See the back cover of this Consent Solicitation Statement for contact information.

QUESTIONS AND ANSWERS ABOUT THE CONSENT SOLICITATION
The following are some questions regarding the Consent Solicitation that you may have as a Preferred Holder and the answers to those questions. We urge you to read carefully the entire Consent Solicitation Statement, including the section entitled “Risk Factors,” our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the period ended June 30, 2020. Additional important information is contained in the remainder of this Consent Solicitation. All references to “Telos,” the “Company,” “we,” “our,” “ours” and “us” and similar terms are to Telos Corporation and its subsidiaries, unless the context otherwise requires.
What is the purpose of the Consent Solicitation?
The purpose of the Consent Solicitation is to obtain consent from the Preferred Holders to approve the Proposal to permit us to amend certain terms of the Exchangeable Preferred Stock, which will include an amendment to add the automatic conversion of the Exchangeable Preferred Stock upon consummation of a Qualified IPO (which, by definition, would be required to occur prior to March 31, 2021, if at all). If the Proposal is approved and the other conditions set forth in this Consent Solicitation Statement are satisfied or waived, upon a Qualified IPO each issued and outstanding share of Exchangeable Preferred Stock will automatically be converted into the right to receive ninety percent (90%) of the liquidation value of the Exchangeable Preferred Stock as of the date of the Qualified IPO, which shall be paid eighty-five percent (85%) in cash and fifteen percent (15%) in shares of our common stock (based upon the initial price to the public of our common stock on the date of the Qualified IPO). We are requesting your consent because this automatic conversion would cause Preferred Holders to receive less cash and less total consideration than if either the Exchangeable Preferred Stock were redeemed by us pursuant to the existing terms of the Exchangeable Preferred Stock or, in the event of an voluntary or involuntary liquidation, dissolution or winding up of our affairs, if we have sufficient assets to pay the liquidation preference of the Exchangeable Preferred Stock.
What are the conditions to the closing of the Consent Solicitation and approval of the Proposal?
For the Proposal to be approved, we must receive affirmative consent “FOR” the Proposal from holders of a majority of the issued and outstanding shares of Exchangeable Preferred Stock entitled to vote on the Proposal (the “Requisite Consent”). We have entered into a voting and support agreement with Preferred Holders representing approximately thirty-two percent (32%) of the outstanding shares of Exchangeable Preferred Stock who have agreed to consent to the Proposal. In addition to the Requisite Consent, the adoption of the Amended Charter is contingent upon the holders of a majority of the Common Stock approving the Amended Charter at a special stockholder meeting.
How does an automatic conversion of the Exchangeable Preferred Stock described in the Consent Solicitation Statement differ from a redemption of the Exchangeable Preferred Stock or payment upon liquidation, dissolution or winding up of the Company?
If the Proposal is approved and the Amended Charter accepted for record, upon consummation of a Qualified IPO, each Preferred Holder will receive less cash and less total consideration than if the Company redeemed all issued and outstanding shares of Exchangeable Preferred Stock pursuant to the existing terms of the Exchangeable Preferred Stock or, in the event of an voluntary or involuntary liquidation, dissolution or winding up of our affairs, assuming that we had sufficient assets to pay the liquidation preference of the Exchangeable Preferred Stock. Subject to the legal availability of funds and certain other restrictions, if we were able to redeem the Exchangeable Preferred Stock, each share of Exchangeable Preferred Stock would be required to be redeemed for cash at a redemption price of $10 per share together with all accrued and unpaid dividends (whether or not earned or declared) as of the date fixed for redemption, without interest (the “Redemption Value” or the “Liquidation Value”). Alternatively, in the event of a voluntary or involuntary liquidation, dissolution or winding up of our affairs, if we have sufficient assets to pay the liquidation preference of the Exchangeable Preferred Stock, you would also receive an amount per share of Exchangeable Preferred Stock equal to the Liquidation Value.
If the Proposal is approved and the Amended Charter is approved by holders of Common Stock, we will amend our charter so that, upon consummation of a Qualified IPO, each share of Exchangeable Preferred Stock would be converted into the right to receive total consideration equal to ninety percent (90%) of the Redemption Value. The consideration would be delivered to the Preferred Holders as a mix of cash and common stock with eighty-five percent (85%) of the consideration paid in cash and fifteen percent (15%) of the consideration delivered in common stock (based upon the initial price to the public of our common stock on the date of the Qualified IPO).

In the absence of the amendments to the terms of the Exchangeable Preferred Stock or a Qualified IPO, we do not know when the Exchangeable Preferred Stock will be redeemed or dividends paid, in whole or in part.
What would I receive in an automatic conversion of my Exchangeable Preferred Stock compared with its historical trading value?
During the last three years, the Exchangeable Preferred Stock has traded from a low of $11.00 per share during the second quarter of 2018 to a high of $29.75 per share during the first quarter of 2019. If the Proposal were to be adopted and the automatic conversion feature added to the Exchangeable Preferred Stock, if we were to consummate a Qualified IPO, based upon the September 30, 2020 Redemption Value of the outstanding Exchangeable Preferred Stock ($44.60 per share), each share of Exchangeable Preferred Stock would be converted into the right to receive consideration worth $40.14 (90% of the Redemption Value), which would be payable 85% ($34.12 per share) in cash and 15% ($6.02 per share) in our common stock (based upon the initial price to the public of the common stock issued in a Qualified IPO).
Will there be restrictions on the common stock I would receive upon a Qualified IPO?
The Amended Charter prohibits us from requiring any form of lock-up or similar restriction on the Common Stock that you would receive following a Qualified IPO. We believe that the common stock to be received by the Preferred Holders pursuant to the automatic conversion will be unrestricted and available for public sale without further registration under the Securities Act, unless the shares are owned by our “affiliates” as that term is defined in Rule 144 under the Securities Act. Upon a Qualified IPO, the aggregate cash portion of the payment due to holders of Exchangeable Preferred Stock as calculated and set forth above, will be deposited with a third-party exchange agent selected by us (the “Exchange Agent”).
How will I receive Common Stock and cash after a Qualified IPO?
As soon as practicable after the closing of the Qualified IPO, but in no event later than ten (10) days thereafter, the Exchange Agent will mail to each holder of Exchangeable Preferred Stock a letter of transmittal and instructions advising such holder of the effectiveness of the Qualified IPO and the procedure for surrendering to the Exchange Agent certificates or book-entry shares of Exchangeable Preferred Stock in exchange for the consideration allotted to them. Holders of Exchangeable Preferred Stock who surrender their certificates or book-entry shares and duly complete and execute the transmittal materials, or who have taken other steps to surrender the evidence of their interest in the Exchangeable Preferred Stock in accordance with the instructions accompanying the letter of transmittal, will, upon the Exchange Agent’s acceptance of such certificates or book-entry shares and transmittal materials or evidence, be entitled to receive (i) a certificate (or evidence of shares in book-entry form, as applicable) representing the number of shares of our common stock that such holder is entitled to receive, and (ii) a check or wire transfer in the amount (after giving effect of any applicable tax withholding) equal to the amount of any cash that such holder is entitled to receive, including any cash payment in lieu of fractional shares of our common stock. No interest will accrue or be paid with respect to any cash paid in lieu of fractional shares of our common stock.
What will occur if the Proposal is approved, but a Qualified IPO does not occur prior to March 31, 2021?
If the Requisite Consent is received and the Proposed Common Stock Amendments are approved, we will file the Amended Charter and the terms of the Exchangeable Preferred Stock will be amended to include a section that will require the conversion of the outstanding Exchangeable Preferred Stock into cash and common stock of Telos upon the consummation of a Qualified IPO. If a Qualified IPO does not occur prior to March 31, 2021, the provision regarding automatic conversion of the Exchangeable Preferred Stock upon such an offering will, in essence, automatically lapse, your shares of Exchangeable Preferred Stock will not be converted or redeemed and your powers, special rights and preferences will be unchanged.
How did the Board determine the consideration available to Preferred Holders in the event of a Qualified IPO, including the ten percent (10%) discount to the Redemption Value, the portion payable in cash and the portion payable in stock?
The Board took into account a number of factors in determining the proposed terms of the automatic conversion, including historical and current trading levels of the Exchangeable Preferred Stock, advice from both management and external advisors in relation to a successful Qualified IPO, the fact that the mandatory redemption period for the Exchangeable Preferred Stock has passed, facts pertaining to the Company’s continuing inability to redeem the

Exchangeable Preferred Stock, and the lack of liquidity available to Preferred Holders. See “Purpose of the Consent Solicitation — Background and Reasons for the Consent Solicitation.” The Board also considered the interest of the holders of Common Stock and the fact that their approval of the Amended Charter and support for a Qualified IPO would be necessary.
Based upon all of the foregoing and those other considerations described below (See “Purpose of the Consent Solicitation — Background and Reasons for the Consent Solicitation”), the Board determined that a successful Qualified IPO was in the best interest of the Company and all stockholders and would be most likely to be achieved if the Proposal was approved, including the consideration payable to the Preferred Holders, as described in this Consent Solicitation and the Amended Charter.
In addition to adding the automatic conversion feature, what other terms of the Exchangeable Preferred Stock are changed in the Amended Charter?
The Amended Charter would also (1) correct typographic errors; (2) eliminate the ability of the Company to exchange the Exchangeable Preferred Stock for 12% Junior Subordinated Exchange Debentures due 2009 because we do not believe that option remains available to the Company; and (3) preserve the status quo as it relates to the terms of the Exchangeable Preferred Stock where changes or amendments elsewhere in the Amended Charter pertaining to the Common Stock could be interpreted to impact the Exchangeable Preferred Stock in the absence of further clarification. We do not believe that any of these amendments or changes to the terms of the Exchangeable Preferred Stock are material.
Why am I being asked to approve the Proposal and not the Proposed Common Stock Amendments?
The Exchangeable Preferred Stock and Preferred Holders have limited voting rights. While our Board and holders of Common Stock may generally approve amendments to our charter without the approval or consent of the Preferred Holders, so long as any shares of Exchangeable Preferred Stock are outstanding, we may not, without the affirmative vote of Preferred Holders holding at least a majority of the then outstanding Exchangeable Preferred Stock voting separately as a class, change the terms or provisions of the Exchangeable Preferred Stock so as to adversely affect the powers, special rights and preferences of the Preferred Holders. The Proposal and the changes to the terms of the Exchangeable Preferred Stock reflected in the Proposal may adversely affect the Exchangeable Preferred Stock. The other amendments in the Amended Charter do not affect the powers, special rights and preferences of the Preferred Holders and, accordingly, the Preferred Holders are not entitled to vote thereon.
If I do not approve the Proposal, but the Proposal is approved by the requisite number of shares of Exchangeable Preferred Stock, how will my shares of Exchangeable Preferred Stock be affected?
If we receive the Requisite Consent as well as approval from the holders of a majority of the Common Stock and the Amended Charter is filed and accepted for record, even if you do not approve the Proposal by submitting a written Consent, you will still be subject to and bound by the Amended Charter, including the amendments to the terms of the Exchangeable Preferred Stock.
Will I receive accumulated and unpaid dividends if the Proposal is NOT successfully completed?
Not for the foreseeable future. Since 1991, no dividends have been declared or paid on the Exchangeable Preferred Stock, based upon our interpretation of restrictions in our charter, limitations in the terms of the terms of the Exchangeable Preferred Stock, specific dividend payment restrictions in various financing agreements to which the Exchangeable Preferred Stock is subject, other senior obligations currently or previously in existence, and limitations under Maryland law. If the Requisite Consent is not received and the other conditions to approval of the Proposal are neither received nor waived, we do not intend to pursue an initial public offering of our common stock and we will continue to accrue dividends on the Exchangeable Preferred Stock in the same manner.
How do I deliver my consent to the Proposal?
To consent to the Proposal, you must deliver a properly completed and executed Consent, a form of which is enclosed as Annex A to this Consent Solicitation Statement, to us on or prior to the Expiration Date in accordance with the instructions contained in this Consent Solicitation Statement and in the Consent. Do not, for any reason, deliver your shares of Exchangeable Preferred Stock to us or the Solicitation Agent and do not deliver the Consent to any person other than us. See “The Consent Solicitation — How to Consent.”

When will the Proposal become effective?
If we receive the requisite approval of the holders of the Common Stock, the Requisite Consent from the Preferred Holders and all other conditions are met or waived, the Proposal will become effective upon the filing by the Company of the Amended Charter and acceptance for record by the State Department of Assessments and Taxation of Maryland (the “SDAT”) or at a later date and time specified in the Amended Charter that is not more than thirty (30) days after the acceptance for recording of the Amended Charter by the SDAT. The Company intends to file the Amended Charter as soon as possible after the date on which we have received the Requisite Consent and the other conditions to the Proposal have been satisfied or waived.
How do the tax consequences of an automatic conversion of the Exchangeable Preferred Stock differ from the tax consequences of a redemption of the Exchangeable Preferred Stock?
We do not believe that the amendments to the Exchangeable Preferred Stock, as reflected in the Amended Charter will have immediate tax consequences for Preferred Holders.
However, if we receive the Requisite Consent at or prior to the Expiration Date and the other conditions set forth in this Consent Solicitation Statement are satisfied or waived, upon completion of a Qualified IPO you will receive cash and shares of our common stock in a conversion event. The automatic conversion of shares of Exchangeable Preferred Stock will have tax consequences that are different than a redemption or liquidation of the shares of Exchangeable Preferred Stock.
If the shares of Exchangeable Preferred Stock are redeemed, a Preferred Holder would be subject to income tax on the Redemption Value at capital gains rates, adjusted based on whether the Redemption Value is treated as sale proceeds or a dividend. Section 302(a) of the Internal Revenue Code (“Code”) generally provides that a redemption by a corporation of its stock will be treated as a sale transaction, subject to certain exceptions. If the redemption is a complete redemption of all stock of the corporation owned by the Preferred Holder (including any common stock), the redemption will qualify as a sale transaction pursuant to Code §302(b)(3). If the redemption qualifies as a sale transaction, the Preferred Holder will recognize gain equal to the difference between the Redemption Value and such Preferred Holder’s adjusted tax basis in stock under Code §1001. The amount of gain recognized on the sale of stock is treated as capital gain. See Code §§1221-1222.
If all of a Preferred Holder’s stock is not redeemed, it is possible the redemption will be treated as a dividend. Under Code §302(b)(1), a redemption will not qualify as a sale transaction if the proceeds are essentially equivalent to a dividend. Pursuant to Treasury Regulation §1.302-2, the determination of dividend equivalence depends on the facts and circumstances of each case, considering the impact of the redemption distribution on the interest of each stockholder. If the redemption is characterized as a dividend, the Preferred Holder will be treated as receiving a dividend to the extent of the Company’s earnings and profits, and the remaining amount of the distribution will be applied to recover stock basis followed by gain on a sale transaction, pursuant to Code §301(c). The amount of any dividend received is taxed at dividend rates, which are capital gains rates for qualified dividends. See Code §1(h)(11).
In the event of an automatic conversion as contemplated in the Amended Charter, however, a Preferred Holder will be subject to tax on the amount of cash received at capital gains rates, as opposed to the total Redemption Value, adjusted based on whether the cash is treated as sale proceeds or a dividend. Generally, an exchange of preferred stock for common stock qualifies as a tax-free reorganization under Code §368(a)(1)(E). Pursuant to Code §354 and §356(a)(1), if money or other property is received in an E Reorganization, the stockholder will recognize gain based on the sum of money or fair market value of property, to the extent it does not exceed the overall amount of gain realized. Here, the Preferred Holders will likely recognize gain based on the amount of cash received, but the stock-for-stock exchange portion of the transaction will be tax-free.
Code §356(a)(2) provides that, if the other property or money received in a tax-free reorganization resembles a dividend, the stockholder will be treated as receiving a dividend to the extent of its proportionate share of the corporation’s earnings and profits. In determining whether the cash received is treated as sale proceeds or a dividend, the same analysis described above for the redemption option will apply. Likewise, whether amounts received are taxed at capital gains rates or dividend rates depends upon characterization as sale proceeds or a dividend.
See “Certain U.S. Federal Income Tax Considerations” for a more detailed discussion of the tax effects of the amendments to the Exchangeable Preferred Stock, as reflected in the Amended Charter. We urge you to consult with your own tax advisor as to the particular tax consequences to you of the matters discussed in this Consent Solicitation Statement.

Does the Company intend to remain a public company following the completion of the Consent Solicitation?
If the Proposal is approved, we intend to remain a public company and pursue a Qualified IPO. If the Proposal is not approved, or if a Qualified IPO is not achieved, we intend to evaluate all options that we might have, including de-registration of the Exchangeable Preferred Stock under the Exchange Act. We believe that we could currently de-register the Exchangeable Preferred Stock because there are less than 300 stockholders of record.

THE COMPANY
Telos Corporation offers technologically-advanced security solutions that empower and protect the world’s most security-conscious organizations against rapidly evolving, sophisticated and pervasive threats. Our portfolio of security products, services and expertise empower our customers with capabilities to reach new markets, serve their stakeholders more effectively, and successfully defend the nation or their enterprise. We protect our customers’ people, information, and digital assets so they can pursue their corporate goals and conduct their global missions with confidence in their security and privacy.
Our corporate headquarters and principal executive offices are located at 19886 Ashburn Road, Ashburn, Virginia 20147-2358, and our telephone number 1-703-724-3800. Our website address is www.telos.com. The information on our website is not part of this Consent Solicitation Statement.

RISK FACTORS
You should carefully consider the risks and uncertainties described throughout this Consent Solicitation Statement, including those described below, and the risk factors set forth in our periodic reports that we file with the SEC regarding the risks of investment in our securities, before you decide whether to Consent to the Proposal and potentially receive common stock upon the completion of a Qualified IPO.
Risks Related to the Consent Solicitation
The proposed amendment may reduce the consideration that you receive for your stock.
If we receive the Requisite Consent at or prior to the Expiration Date and the other conditions set forth in this Consent Solicitation Statement are satisfied or waived, upon a Qualified IPO and the corresponding automatic conversion of your shares of Exchangeable Preferred Stock, you will receive less cash and less total consideration than if the Exchangeable Preferred Stock were redeemed by us or, in the event of an voluntary or involuntary liquidation, dissolution or winding up of our affairs, if we had sufficient assets to pay the liquidation preference of the Exchangeable Preferred Stock. If a Qualified IPO does not occur prior to March 31, 2021, the powers, special rights and preferences of the Exchangeable Preferred Stock will remain unchanged.
We have not obtained a third-party determination that the Proposal and Solicitation is fair to Preferred Holders.
We are making a recommendation to you that you consent to and approve the Proposal because we believe that the Proposal, the Amended Charter, and the pursuit of a Qualified IPO is in the best interest of the Company and our stockholders, including the Preferred Holders. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the Preferred Holders for purposes of negotiating the Consent Solicitation or preparing a report concerning the fairness of the Consent Solicitation.
Conflicts of interest may exist between holders of common stock, including our officers and directors, and Preferred Holders.
As of June 30, 2020, our directors, executive officers and holders of more than 5% of our Common Stock beneficially owned, as a group, 73.07% of our Common Stock. Our directors, executive officers and holders of more than 5% of our Common Stock do not beneficially own a material number of shares of our Exchangeable Preferred Stock.
The existence of separate classes of stock, with one class holding a liquidation preference but limited voting rights, may give rise to a conflict of interest. Our Board has sought to act in the best interest of all stockholders, mindful of potential conflicts of interest. However, the Consent Solicitation and the amendment of the terms of the Exchangeable Preferred Stock may give rise to certain conflicts of interest between the Preferred Holders and holders of our Common Stock, which we may not be able to effectively address including, but not limited to, the following:
•
The amendments to the terms of the Exchangeable Preferred Stock reflected in the Proposal and the Amended Charter will reduce both the cash and total consideration paid to our Preferred Holders relative to a redemption of the Exchangeable Preferred Stock and will indirectly benefit the existing holders of common stock by preserving cash in the Company; and

•	The issuance of shares of our common stock to Preferred Holders will cause the existing holders of common stock to experience dilution of their interests in the Company.
We cannot guarantee that a Qualified IPO will be consummated.
There is no current public market for our common stock. Although we intend to pursue a Qualified IPO, the Amended Charter would not obligate us to pursue a Qualified IPO. We also cannot guarantee that we will successfully execute a Qualified IPO. The successful consummation of a Qualified IPO is dependent upon a number of factors outside of our control including investor sentiment and overall market conditions. If a Qualified IPO does not occur prior to March 31, 2021, the powers, special rights and preferences of the Exchangeable Preferred Stock will effectively remain unchanged.
If the Company does not obtain the Requisite Consent or the Company does not successfully complete a Qualified IPO, the Company may deregister the shares of Exchangeable Preferred Stock.
If the Proposal is approved, we intend to remain a company that is subject to the reporting and other requirements of the Exchange Act. If the Proposal is not approved or if a Qualified IPO is not completed, we will evaluate all options under the Exchange Act, including the deregistration of the Exchangeable Preferred Stock. On January 1, 2020, there were 233 Preferred Holders of record. As a result, we believe that the Exchangeable Preferred Stock is eligible to be deregistered. Were that to occur, we would no longer be subject to the reporting and other requirements of the Exchange Act.
Holders of Exchangeable Preferred Stock may file lawsuits against us and/or our directors and executive officers in connection with the Consent Solicitation, our undertaking an initial public offering of our common stock that could result in a Qualified IPO or other matters, and an adverse judgment in any such litigation could prevent or delay the closing of any such offering or otherwise negatively affect our business and operations.
We may incur costs in connection with the defense or settlement of any lawsuits filed by Preferred Holders of our Exchangeable Preferred Stock in connection with the Consent Solicitation, our undertaking an initial public offering of our common stock that could result in a Qualified IPO or other matters. Such litigation could have an adverse effect on our financial condition and results of operations and could prevent or delay the consummation of any offering of our securities, including pursuant to a Qualified IPO.
Risks Related to Our Common Stock and a Qualified IPO
An active public trading market for our common stock may not develop.
There has been no public market for our common stock prior to the prospective Qualified IPO. Although we have applied to list our common stock on The Nasdaq Global Market upon a successful Qualified IPO (including shares of common stock to be issued to Preferred Holders pursuant to the automatic conversion of Exchangeable Preferred Stock), we cannot assure you that a trading market for our common stock will develop, or, if a trading market does develop, that it will be sustained or how liquid such trading market will become. The initial public offering price for our common stock will be determined through negotiations between the underwriters and us and may not be indicative of prices that will prevail in the open market following the Qualified IPO. Upon a Qualified IPO and corresponding conversion, you may have difficulty selling any shares of our common stock. The market price of shares of our common stock may decline below the initial public offering price or the conversion price at which you obtain your shares of common stock, and you may not be able to sell your shares of our common stock at or above the initial public offering price or the price at which you receive your shares in the automatic conversion. Accordingly, we cannot assure you of your ability to sell your common stock when desired, or at all, or the prices that you may obtain for such common stock.
Our stock price could be extremely volatile and may decline substantially from the initial public offering price. As a result, you may not be able to sell your shares at or above the conversion price.
Even if a trading market develops for our common stock following a Qualified IPO and conversion of your shares of Exchangeable Preferred Stock, the market price of our common stock may be highly volatile and could be subject to wide fluctuations. Volatility in the market price of our common stock, as well as general economic, market or political conditions, may prevent you from being able to sell your shares at or above the conversion price for your shares and may otherwise negatively affect the liquidity of our common stock. You may experience a decrease, which could be substantial, in the value of your common stock following a Qualified IPO, including decreases unrelated to our operating performance or prospects, and you could lose part or all of your investment. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those described herein and others such as:
•	competition in our industry and our ability to compete effectively;
•	our ability to keep pace with rapid developments and changes in our industry and to provide new products and services;
•	liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of our services;
•	technical, operational and regulatory risks related to our information technology systems and third-party providers’ systems;
•	reliance on third parties for significant services;
•	our ability to successfully identify potential acquisition targets and to complete and effectively integrate those acquisitions into our services;

•	potential degradation of the quality of our products, services and support;
•	our ability to retain clients;
•	our ability to successfully manage our intellectual property;
•	our ability to attract, recruit, retain and develop key personnel and qualified employees;
•	risks related to laws, regulations and industry standards;
•	our indebtedness and potential increases in our indebtedness;
•	operating and financial restrictions imposed by the terms of our indebtedness; and
•	the other factors described in “Risk Factors.”
In response to any one or more of these events, the market price of shares of our common stock could decrease significantly. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources and could also require us to make substantial payments to satisfy judgments or to settle litigation.
Taking advantage of the reduced disclosure requirements applicable to “emerging growth companies” may make our common stock less attractive to investors.
We are an “emerging growth company” under the federal securities laws. An emerging growth company may take advantage of certain reduced reporting and other requirements that are otherwise applicable to public companies. We currently intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We could be an emerging growth company until the last day of the fiscal year following the fifth anniversary of a Qualified IPO. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our common stock and our trading price may be more volatile.
Our quarterly operating results fluctuate and may fall short of prior periods, our projections or the expectations of securities analysts or investors, which could materially adversely affect our stock price.
Our operating results have fluctuated from quarter to quarter at points in the past, and they may do so in the future. Therefore, results of any one quarter are not a reliable indication of results to be expected for any other quarter or for any year. If we fail to increase our results over prior periods, to achieve our projected results or to meet the expectations of securities analysts or investors, our stock price may decline, and the decrease in the stock price may be disproportionate to the shortfall in our financial performance. Results may be affected by various factors, including those described in these risk factors.
The issuance of additional shares of our common stock in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other stockholders.
If the Requisite Consent is obtained and the holders of our Common Stock approve the Amended Charter, the Amended Charter that will be in effect immediately prior to the completion of a Qualified IPO will authorize us to issue up to 250,000,000 shares of our common stock and up to 10,000,000 shares of preferred stock with such rights and preferences as included in the Amended Charter. Subject to compliance with applicable rules and regulations, we may issue common stock or securities convertible into common stock from time to time in connection with a financing, acquisition, investment, our equity incentive plans or otherwise. Any such issuance could result in substantial dilution to our then-existing common stockholders and cause the market price of our common stock to decline.
We do not anticipate paying any cash dividends on our common stock in the foreseeable future.
We currently intend to retain our future earnings, if any, for the foreseeable future to fund the development and growth of our business. We do not intend or expect to pay any dividends to holders of our common stock in the foreseeable future. Any decision to declare or pay dividends in the future will be made at the discretion of our Board, taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion, and any legal or contractual limitations on our ability to pay dividends. As a result, if our Board does not declare and pay dividends, your only opportunity to achieve a return on your investment in our company, if any, may be if the market price of our common stock appreciates and you sell your shares at a profit.
If securities or industry analysts do not publish research or reports about our business, or if they downgrade our common stock or our sector, our common stock price and trading volume could decline.
We expect the trading market for our common stock to be influenced by the research and reports that industry or securities analysts publish about us, our business or our industry. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our stock may be negatively affected. We do not control these analysts. If one or more of the analysts who do cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business or industry, the price of our stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.
Our directors, executive officers and principal stockholders and their respective affiliates will continue to have substantial influence over us after a Qualified IPO and could delay or prevent a change in corporate control; our principal stockholders may have interests that conflict with your interests as an investor in our common stock.
As of June 30, 2020, our directors, executive officers and holders of more than 5% of our common stock beneficially owned, as a group, 73.07% of our common stock. Our principal stockholders, in the aggregate, will continue to have substantial influence over the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, in the aggregate, will continue to have significant influence over the management and affairs of our company. Accordingly, this concentration of ownership may have the effect of:
•	delaying, deferring or preventing a change in corporate control;
•	impeding a merger, consolidation, takeover or other business combination involving us; or
•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.
The interests of our principal stockholders may conflict with your interests as a stockholder. You should carefully consider these potential conflicts of interest before deciding whether to invest in shares of our common stock.
Future sales, or the perception of future sales, by us or our existing stockholders in the public market following a Qualified IPO could cause the market price for our common stock to decline.
After a Qualified IPO, the sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
All shares sold in a Qualified IPO or issued in connection with the automatic conversion of the shares of the Exchangeable Preferred Stock will be freely tradable without restriction or further registration under the Securities Act. Any shares held, including shares previously owned, by our “affiliates” as that term is defined under Rule 144, including our directors, executive officers and other affiliates, may be sold only in compliance with the volume and other limitations of Rule 144 and certain other limitations such as lock-up agreements.
As restrictions on resale end, the market price of our shares of common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of common stock or other securities.
In addition, the shares of our common stock reserved for future issuance under our Telos Corporation 2016 Omnibus Long-Term Incentive Plan (the “2016 Plan”) will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and Rule 144, as applicable.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.
Provisions of the Maryland General Corporation Law and in our organizational documents could delay or prevent a change in control.
The Maryland General Corporation Law (“MGCL”), our charter and our bylaws contain provisions that may discourage, delay or make more difficult a change in control or the removal of our directors. We are subject to Subtitle 6 of Title 3 of the MGCL, the Maryland Business Combination Act. The Business Combination Act may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer. We are subject to Subtitle 7 of Title 3 of the MGCL, the Maryland Control Share Acquisition Act. Our bylaws exempt from the Maryland Control Share Acquisition Act acquisitions of our common stock by any person. If we amend our bylaws to repeal the exemption from the Control Share Acquisition Act, the Control Share Acquisition Act also may make it more difficult for a third party to obtain control of us and increase the difficulty of consummating such an offer.
We have also adopted other measures that may make it difficult for a third party to obtain control of us, including provisions of our charter authorizing our Board to classify or reclassify shares of our stock in one or more classes or series, to cause the issuance of additional shares of our stock, and to amend our charter without stockholder approval to increase or decrease the number of shares of stock that we have authority to issue. These provisions, as well as other provisions of our charter and bylaws, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders. See “Description of Our Capital Stock.”
We may issue shares of preferred stock in the future, which could make it more difficult for another company to acquire us or otherwise affect holders of our common stock, which could depress the price of our common stock.
The Amended Charter will authorize us to issue one or more series of preferred stock. Our Board, without the approval of our stockholders, will have the authority to issue shares of our preferred stock, subject to limitations prescribed by applicable law, rules and regulations and the provisions of our charter, in series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for our common stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our common stock, which may reduce its value.

DESCRIPTION OF OUR CAPITAL STOCK
The Company’s current authorized capital stock consists of 50,000,000 shares of Class A Common Stock, no par value per share ([•] shares of which are issued and outstanding), 5,000,000 shares of Class B Common Stock, no par value per share ([•] of which are issued and outstanding), and 6,000,000 shares of preferred stock, $0.01 par value per share, of which 6,000,000 shares have been designated the 12% Cumulative Exchangeable Redeemable Preferred Stock ([•] of which are issued and outstanding).
The following description summarizes the most important terms of our capital stock if the Amended Charter is approved and accepted for record.
General
This summary does not purport to be complete and is qualified in its entirety by the provisions of the Amended Charter, a copy of which is attached hereto as Appendix A. For a complete description of our capital stock, you should refer to the Amended Charter and to the applicable provisions of Maryland law.
Our authorized capital stock consists of 250,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. The Amended Charter authorizes our Board to classify or reclassify shares of our stock in one or more classes or series, to cause the issuance of additional shares of our stock, and to amend our charter without stockholder approval to increase or decrease the number of shares of stock that we have authority to issue.
Common Stock
Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine.
Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of common stock are entitled to vote. We have not provided for cumulative voting for the election of directors in the Amended Charter. The directors will be elected by a plurality of the outstanding shares entitled to vote on the election of directors.
No Preemptive Rights; No Appraisal Rights. Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions. Upon the consummation of a Qualified IPO, holders of our common stock will not be entitled to exercise any rights of an objecting stockholder under Title 3, Subtitle 2 of the MGCL, or any successor statute, unless otherwise determined by the Board.
Right to Receive Liquidation Distributions. If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Maryland Business Combination Act. We are subject to Subtitle 6 of Title 3 of the MGCL, the Maryland Business Combination Act. The Business Combination Act may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer.
Maryland Control Share Acquisition Act. We are subject to Subtitle 7 of Title 3 of the MGCL, the Maryland Control Share Acquisition Act. Our bylaws exempt from the Maryland Control Share Acquisition Act acquisitions of our common stock by any person. If we amend our bylaws to repeal the exemption from the Control Share Acquisition Act, the Control Share Acquisition Act also may make it more difficult for a third party to obtain control of us and increase the difficulty of consummating such an offer.
Preferred Stock
Our Board is authorized, subject to limitations prescribed by Maryland law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board can also increase or decrease the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.
Exchangeable Preferred Stock
Prior to the automatic conversion, Preferred Holders have the following rights and preferences with respect to their shares of Exchangeable Preferred Stock:
Rank. The Exchangeable Preferred Stock ranks, with respect to dividend rights and rights on liquidation, winding up and dissolution, (a) junior to any other class or series of the Exchangeable Preferred Stock of the Company the terms of which specifically provide that such class or series shall rank prior to the Exchangeable Preferred Stock, (b) on parity with any other class or series of the Exchangeable Preferred Stock of the Company the terms of which specifically provide that such class or series shall rank on a parity with the Exchangeable Preferred Stock, and (c) prior to the common stock and any other class or series of the Exchangeable Preferred Stock of the Company the terms of which specifically provide that such class or series shall rank junior to the Exchangeable Preferred Stock.
Dividend Rights. The Preferred Holders are entitled to receive dividends, when and if declared by our Board, out of funds legally available for dividends, cumulative dividends at the annual rate of twelve percent (12%) per share, payable pursuant to the conditions set forth in the Amended Charter.
Right to Receive Liquidation Distributions. If the Company becomes subject to a liquidation, dissolution or winding-up, Preferred Holders are entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to $10 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends (whether or not earned or declared) as of the date fixed for liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any securities that rank junior to the Exchangeable Preferred Stock; provided, however, that the holders of outstanding shares of the Exchangeable Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of securities that rank senior to the Exchangeable Preferred Stock, if any, have been paid in full.
Redemption. Subject to the legal availability of funds and certain other restrictions described above, the Company shall redeem the Exchangeable Preferred Stock at a redemption price of $10 per share together with all accrued and unpaid dividends (whether or not earned or declared) as of the date fixed for redemption, without interest. As of June 30, 2020, the liquidation value of all issued and outstanding shares of Exchangeable Preferred Stock was approximately $141,121,484.
Voting Rights. Preferred Holders have no voting rights with respect to the affairs of the Company; provided, however, that if at any time dividends payable on the Exchangeable Preferred Stock shall be in arrears and unpaid for three (3) consecutive full semi-annual periods, Preferred Holders have the exclusive right to elect directors to fill two (2) newly created directorships. The terms of the Exchangeable Preferred Stock require that, so long as any shares of Exchangeable Preferred Stock are outstanding, the Company may not change by amendment to the charter the terms or provisions of the Exchangeable Preferred Stock so as to adversely affect the powers, special rights and preferences of the holders thereof, without the affirmative vote of the holders of at least a majority of the then outstanding Exchangeable Preferred Stock. The amendments to the terms of the Exchangeable Preferred Stock could be deemed to adversely affect the powers, special rights and preferences of the holders thereof, so we are seeking the affirmative vote of the holders of the Exchangeable Preferred Stock.
Upon the automatic conversion, the common stock received by Preferred Holders will have the rights and preferences as described above. See “Description of our Capital Stock—Common Stock.”

PURPOSE OF THE CONSENT SOLICITATION
Background
On November 10, 1986, the Company, then known as C3, Inc., a Maryland corporation, began actively pursuing strategic alternatives when it retained an investment banker to act as its exclusive financial advisor. As a government contractor providing turnkey information technology solutions to various defense-related entities at the height of the Reagan-era, the Company was an attractive target. The Company received a number of formal and informal offers and entered into a letter of intent on March 2, 1988. Shortly, thereafter, following the recent collapse of the Soviet Union, the Secretary of Defense announced that the United States would make drastic cuts in government defense spending and the prospective purchaser terminated the letter of intent on May 19, 1988. On or about June 15, 1988, Fred Knoll, on behalf of Knoll Capital Management, LP, a Delaware limited partnership (“KCM”), approached the Company about a potential transaction. These discussions ultimately concluded in a tender offer by KCM-controlled C3 Acquisition Corp., a Delaware corporation (“CAC”), for up to 7,478,517 shares of common stock at $14 per share and a second-step merger agreement that, once approved by the stockholders, resulted in each of the remaining shares of common stock of the Company (other than those owned by CAC) being converted into the right to receive 1.4 shares of the Exchangeable Preferred Stock. In the Company’s joint registration statement and proxy, filed on Form S-4, the Company disclosed to its stockholders that “[b]ased on recent market prices of the Common Stock, the Company believes that the 12% Cumulative Exchangeable Redeemable Preferred Stock will trade at a substantial discount from the liquidation preference.” Indeed, in calculating the acquisition cost, the Exchangeable Preferred Stock was valued at $3.036 per share.
In 1990 and 1991, the Company declared pay-in-kind stock dividends on the Exchangeable Preferred Stock, totaling 736,863 shares. Since 1991, no dividends of any form were declared or paid on the Exchangeable Preferred Stock, based upon the Company’s interpretation of restrictions in the charter, limitations in the terms of the Exchangeable Preferred Stock instrument, specific dividend payment restrictions in the various financing agreements to which the Company is subject, other senior obligations currently or previously in existence, and Maryland law limitations in existence prior to October 1, 2009. Subsequent to a change in Maryland law in 2009, dividend payments have continued to be prohibited except under certain specific circumstances as set forth in Section 2-311 of the MGCL. Pursuant to the terms of the Company’s charter, the Company was scheduled, but not required, to redeem the Exchangeable Preferred Stock in five annual tranches during the period 2005 through 2009. However, due to limitations in the terms of the Exchangeable Preferred Stock, specific dividend payment restrictions in the various financing agreements to which the Company is subject, other senior obligations currently or previously in existence, and Maryland law limitations in existence prior to October 1, 2009, the Company has not redeemed or retired any shares of the Exchangeable Preferred Stock. Moreover, the Exchangeable Preferred Stock is not payable on demand, nor callable, for failure to redeem the Exchangeable Preferred Stock in accordance with the redemption schedule set forth in the instrument.
On October 17, 2005, Costa Brava Partnership III, L.P. (“Costa Brava”), a Preferred Holder, instituted litigation against the Company and certain past and present directors and officers (the “Telos Defendants”) in the Circuit Court for Baltimore City, Maryland (the “Circuit Court”). A second Preferred Holder, Wynnefield Partners Small Cap Value, L.P. (“Wynnefield”), subsequently intervened as a co-plaintiff (Costa Brava and Wynnefield are hereinafter referred to as “Plaintiffs”). At the heart of the litigation was the alleged conduct of the Telos Defendants and the failure of the Company to pay dividends on the Exchangeable Preferred Stock or otherwise make arrangements to satisfy the terms of the mandatory redemption of the Exchangeable Preferred Stock.
On December 18, 2019, after over fourteen (14) years of litigation involving the Telos Defendants and the Plaintiffs, the Circuit Court filed three (3) Memorandum Opinions and entered four (4) Orders addressing all of the pending motions and open claims in the litigation. These opinions and orders disposed of the litigation entirely in favor of the Telos Defendants. Costa Brava initially noted an appeal to the Court of Special Appeals of Maryland on January 17, 2020, but dismissed its appeal prior to any briefing bringing to a final conclusion this litigation.
In June 2020, John B. Wood, chief executive officer of Telos, met with a representative of B. Riley FBR Company (“B. Riley”) to discuss a possible initial public offering of the Company’s Common Stock and a corresponding recapitalization.
While the Company was entirely successful in the litigation, as a condition to the willingness of the Company to engage in this Consent Solicitation and to undertake certain other actions in furtherance of the amendments reflected in the Proposal, and as a condition to the consummation of the same, the Company sought and certain

Preferred Holders (including Wynnefield and its affiliates) agreed, to enter into voting and support agreements to approve the Proposal. See “Purpose of the Consent Solicitation – Voting Agreements”.
On July 28, 2020, representatives of the Company, B. Riley and Wynnefield held a conference call concerning the Exchangeable Preferred Stock. The parties discussed the possibility of the Company pursuing an initial public offering of its Common Stock as well as the inability of the Company to redeem the Exchangeable Preferred Stock even in the event of a successful initial public offering of Common Stock. During the following weeks, representatives of the Company, B. Riley and Wynnefield discussed various structures that would allow the Company to achieve a successful public offering of the Common Stock and to satisfy obligations to the Exchangeable Preferred Stock.
On August 13, 2020, the Company’s management made a presentation to the Board concerning a proposed initial public offering of the Common Stock, following which the Board authorized management to engage B. Riley as underwriter in relation to the proposed initial public offering, formed a transaction committee and delegated to that committee the oversight of B. Riley and the initial public offering process, and directed that the Company’s management and the transaction committee return with a recommendation to the Board in relation to an initial public offering and any related activities.
On August 19, 2020, the Company, Wynnefield and three (3) other Wynnfield affiliated funds entered into a confidentiality agreement. On August 31, 2020, the Company and the other parties to the Voting and Support Agreement described below entered into substantially identical confidentiality agreements with the Company.
On September 15, 2020, the Company’s management made a presentation to the Board concerning the proposed terms of this Consent Solicitation Statement and the proposed initial public offering of the Company’s Common Stock. The Board declared the Amended Charter advisable, approved the Consent Solicitation, established a record date and directed that the Consent Solicitation Statement be submitted to the Preferred Holders. The Board also declared advisable and approved certain Articles of Amendment reflecting a reverse stock split that would impact the existing common stockholders prior to the initial public offering, and directed that the Company’s management file the same with the SDAT.
On September 21, 2020, the Board met to review a current draft of the Form S-1, approved it in the form presented to the Board and authorized the Company’s management to file the Form S-1 substantially in the form presented to the Board. With regard to the Class D Directors, elected by the Preferred Holders, Mr. Siegel voted against approving the Form S-1, recused himself from the duration of the meeting and Mr. Wood shared the reasons for Mr. Siegel’s vote with the Board. Mr. Alderman, the other Class D Director, voted in favor of approving the Form S-1.
Reasons for the Consent Solicitation
The purpose of the Consent Solicitation is to obtain the approval of the Preferred Holders for the Proposal, which would to permit us to amend the terms of the Exchangeable Preferred Stock and require the automatic conversion of shares of Exchangeable Preferred Stock upon our consummating a Qualified IPO. If the Proposal is approved and the other conditions set forth in this Consent Solicitation Statement are satisfied or waived, upon a Qualified IPO, each issued and outstanding share of Exchangeable Preferred Stock will automatically be converted into the right to receive ninety percent (90%) of the liquidation value of the Exchangeable Preferred Stock as of the date of the Qualified IPO, which shall be paid eighty-five percent (85%) in cash and fifteen percent (15%) in shares of our common stock (based upon the initial price to the public of our common stock on the date of the Qualified IPO). We are requesting your consent because this automatic conversion would cause Preferred Holders to receive less cash and less total consideration than if either the Exchangeable Preferred Stock were redeemed by us pursuant to the existing terms of the Exchangeable Preferred Stock or, in the event of a voluntary or involuntary liquidation, dissolution or winding up of our affairs, if we had sufficient assets to pay the liquidation preference of the Exchangeable Preferred Stock. The Board believes that the automatic conversion of shares of the Exchangeable Preferred Stock upon a Qualified IPO into a combination of cash and common stock, at a ten percent (10%) discount to the Redemption Value of the Exchangeable Preferred Stock, is in the best interests of the Company because it will, among other things, reduce the amount of cash required to satisfy the Exchangeable Preferred Stock and, at the same time, provide the holders of the Exchangeable Preferred Stock with liquidity in the form of cash and common stock if the Company effectuates a Qualified IPO.

Common Stock To Be Received Upon Conversion of Exchangeable Preferred Stock
We believe that the common stock to be received by the Preferred Holders upon the consummation of a Qualified IPO and pursuant to the automatic conversion will be unrestricted and not subject to further registration under the Securities Act, unless the shares are owned by our “affiliates” as that term is defined in Rule 144 under the Securities Act. Upon a Qualified IPO, the aggregate cash portion of the payment due to holders of Exchangeable Preferred Stock as calculated and set forth above, will be deposited with the Exchange Agent. As soon as practicable after the closing of the Qualified IPO, but in no event later than ten (10) days thereafter, the Exchange Agent will mail to each holder of Exchangeable Preferred Stock a letter of transmittal and instructions advising such holder of the effectiveness of the Qualified IPO and the procedure for surrendering to the Exchange Agent certificates or book-entry shares of Exchangeable Preferred Stock in exchange for the consideration allotted to them. Holders of Exchangeable Preferred Stock who surrender their certificates or book-entry shares and duly complete and execute the transmittal materials, or who have taken other steps to surrender the evidence of their interest in the Exchangeable Preferred Stock in accordance with the instructions accompanying the letter of transmittal, will, upon the Exchange Agent’s acceptance of such certificates or book-entry shares and transmittal materials or evidence, be entitled to receive (i) a certificate (or evidence of shares in book-entry form, as applicable) representing the number of shares of our common stock that such holder is entitled to receive, and (ii) a check or wire transfer in the amount (after giving effect of any applicable tax withholding) equal to the amount of any cash that such holder is entitled to receive, including any cash payment in lieu of fractional shares of our common stock. No interest will accrue or be paid with respect to any cash paid in lieu of fractional shares of our common stock.
Currently Authorized Stock
We currently are authorized to issue 61,013,500 shares of stock, consisting of (i) 50,000,000 shares of Class A Common Stock, no par value, (ii) 5,000,000 shares of Class B Common Stock, no par value, (iii) 6,000,000 shares of Exchangeable Preferred Stock, par value $0.01 per share, (iv) 3,000 shares of Senior Exchangeable Preferred Stock, par value $0.01 per share, (v) 1,250 shares of Series A-1 Redeemable Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred”), (vi) 1,750 shares of Series A-2 Redeemable Preferred Stock, par value $0.01 per share (the “Series A-2 Preferred”), and (vii) 7,500 shares of Class B Preferred Stock, par value $0.01 per share (the “Class B Preferred” and, together with the Series A-1 Preferred and Series A-2 Preferred, the “Preferred Stock”). As of the Record Date, there were 45,098,460 shares of Class A Common Stock outstanding, 4,037,628 shares of Class B Common Stock Outstanding, and 3,185,586 shares of Exchangeable Preferred Stock are outstanding. No shares of any class or series of Preferred Stock other than the Exchangeable Preferred Stock were outstanding as of the Record Date.
Trading History of Exchangeable Preferred Stock
The Exchangeable Preferred Stock is quoted as “TLSRP” on the OTCQB marketplace and the OTC Bulletin Board. There currently is limited liquidity in the trading of the Exchangeable Preferred Stock, which trades at a substantial discount to its redemption and liquidation value. The high and low sales price per share of the Exchangeable Preferred Stock for the following periods were as follows:
2018	High	Low
First quarter	$14.79	$9.55
Second quarter	13.30	11.00
Third quarter	13.30	11.00
Fourth quarter	13.00	11.31
2019
First quarter	$29.75	$12.10
Second quarter	27.00	20.25
Third quarter	25.00	20.00
Fourth quarter	23.95	15.50

2020
First quarter	$20.00	$13.00
Second quarter	23.50	12.00
Third quarter	25.00	14.00
Other Plans (Qualified IPO)
We are pursuing a Qualified IPO and have filed a registration statement on Form S-1 with the SEC. If the registration statement is declared effective by the SEC, the Company intends to effect the sale of securities described therein, which, if successful, would result in a Qualified IPO. If the Proposal is approved and the Amended Charter is duly filed and accepted for record, we expect to use a portion of the net proceeds we receive from the offering in connection with the automatic conversion of the issued and outstanding shares of Exchangeable Preferred Stock. In addition, we expect to use the net proceeds from the Qualified IPO to fund our acquisition of the outstanding Class B Units of Telos Identity Management Solutions LLC and repay our outstanding senior term loan and subordinated debt. We believe that each of these actions is important in order to achieve a successful Qualified IPO. In addition, in order to attract investors in our Qualified IPO, we believe that it is important that the Company be well-capitalized following the Qualified IPO.
The Proposal and the amendments to the terms of the Exchangeable Preferred Stock are not contingent upon the closing of a Qualified IPO. If the Proposal is approved, the Company intends to file the Amended Charter with the SDAT. Following the acceptance for record of the Amended Charter, if the Company successfully closes the Qualified IPO it is pursuing, the automatic conversion of the Exchangeable Preferred Stock would immediately become effective without any further action by you. You would no longer hold shares of Exchangeable Preferred Stock and you would only have the right to receive the consideration provided in the Amended Charter.
Proposed Amendments to the Exchangeable Preferred Stock
On September 15, 2020, the Board approved the form of the Amended Charter, which contained the proposed amendments to the terms of the Exchangeable Preferred Stock, and would, when approved by the Preferred Holders and holders of the Common Stock and accepted for record by the SDAT, implement the Proposal and the Proposed Common Stock Amendments. You are being asked to approve the Proposal, as described below. The text of the Amended Charter is included as Appendix A to this Consent Solicitation Statement. A redline depicting the changes to the terms of the Exchangeable Preferred Stock that will result from the Proposal is included as Appendix B to this Consent Solicitation Statement.
If the Proposal is approved, each issued and outstanding share of Exchangeable Preferred Stock would be subject to automatic conversion (as described below) upon the consummation of a Qualified IPO. A “Qualified IPO” means a firm commitment underwritten initial public offering of the Common Stock registered under the Securities Act pursuant to an effective registration statement on Form S-1 or an equivalent registration statement that is consummated prior to March 31, 2021.
If the Proposal is approved, upon a Qualified IPO, each issued and outstanding share of Exchangeable Preferred Stock will automatically be converted into the right to receive (i) an amount of cash equal to (I) the ERPS Liquidation Value (as defined below); multiplied by (II) 0.90; multiplied by (III) 0.85 and (ii) that number of shares of common stock (valued at the initial Qualified IPO offering price to the public) equal to (I) the ERPS Liquidation Value; multiplied by (II) 0.90; multiplied by (III) 0.15; provided, however no fractional shares of common stock shall be issued upon such conversion but, in lieu thereof, the holder shall be entitled to receive an amount of cash equal to the fair market value of a share of common stock (valued at the initial Qualified IPO offering price to the public) at the time of such conversion multiplied by such fractional amount (rounded to the nearest cent). “ERPS Liquidation Value” means, per each share of Exchangeable Preferred Stock, $10 together with all accrued and unpaid dividends (whether or not earned or declared) thereon calculated as of the actual date of the conversion without interest, which, for the avoidance of doubt, was approximately $141,121,484 as of June 30, 2020 and approximately $142,077,159 as of September 30, 2020.
We are requesting your consent because this automatic conversion would cause Preferred Holders to receive less cash and less total consideration than if either the Exchangeable Preferred Stock were redeemed by us pursuant to the existing terms of the Exchangeable Preferred Stock or, in the event of an voluntary or involuntary liquidation, dissolution or winding up of our affairs, if we had sufficient assets to pay the liquidation preference of the Exchangeable Preferred Stock.

If the Proposal is approved, the terms of the Exchangeable Preferred Stock would also be amended in certain non-material ways to (i) eliminate the now-expired option of the Company to exchange, in whole or in part, shares of the Exchangeable Preferred Stock for 12% Junior Subordinated Exchange Debentures due 2009 of the Corporation, which were never, and now may not be, issued; (ii) to make certain corrections to typographic errors in the charter; and (iii) preserve the status quo as it relates to the terms of the Exchangeable Preferred Stock notwithstanding other amendments to the charter described above.
Certain Effects of the Consent Solicitation
All shares of common stock issued as a result of the automatic conversion will be validly issued, fully paid and non-assessable. The Company will also be required to take all necessary action to ensure both that such shares of common stock are freely transferrable and not subject to any resale restrictions under the Securities Act or any applicable state securities or blue sky laws, and that such shares are listed for trading on the Nasdaq Stock Market at or prior to the time of delivery of such shares to former holders of the Exchangeable Preferred Stock. No share of common stock issued in connection with the automatic conversion will be encumbered by, or subject to, any agreement (including any lock-up or market standoff agreement), term or condition restricting (i) the sale, tradability, distribution, pledge or other disposition of such common stock; (ii) the ability to offer to sell, trade, distribute, pledge or dispose such common stock; (iii) the ability to contract to sell, trade, distribute, pledge or dispose (including any short sale) such common stock; and/or (iv) the right to grant any option to purchase such common stock or enter into any hedging or similar transaction with the same economic effect as a sale, trade, distribution, pledge or disposition of such common stock.
Support Agreement
In connection with the Consent Solicitation, the Company entered into a Voting and Support Agreements with certain Preferred Holders who own approximately thirty-two percent (32%) of the outstanding Exchangeable Preferred Stock and have agreed to consent to the Proposal. Wynnefield Capital Management, LLC (“WCM”) was instrumental in the Company obtaining the Voting and Support Agreement and arriving at a form and content of amendments to the Exchangeable Preferred Stock that we believe are in the best interests of the Company and the Preferred Holders. In particular, WCM representatives engaged in discussions and negotiations with the Company regarding the terms of and proposed amendments to the Exchangeable Preferred Stock, the proposed Amended Charter and related matters. In connection with such discussions and negotiations, WCM engaged counsel and incurred substantial attorneys’ fees, the incurrence of which has benefited the Company and its stockholders. Accordingly, the Company has agreed to reimburse WCM for its reasonable attorneys’ fees incurred in such discussions and negotiations in an amount up to $180,000, following presentation of supporting billing documentation and satisfaction of other requirements.
Proposed Common Stock Amendments
The adoption of the Proposal by the Company to be implemented through filing the Amended Charter is contingent upon holders of a majority of the issued and outstanding shares of the Common Stock approving the Amended Charter with respect to the Proposed Common Stock Amendments. On or about [•], 2020, the Company intends to hold a special meeting of the holders of the Common Stock to approve the Proposed Common Stock Amendments and the Amended Charter. In addition to implementing the Proposal, if approved by the holders of Common Stock, the Proposed Common Stock Amendments set forth in the Amended Charter will:
•	convert the issued and outstanding shares of Class B Common Stock into Class A Common Stock and redesignate the Class A Common Stock as “common stock” of the Company;
•	require that, other than with regard to the Class D directors elected by the Preferred Holders, any vacancy among the directors of the Company be filled by those directors remaining in office;
•	eliminate rights of an objecting stockholder following a Qualified IPO of the common stock of the Company;
•
other than with regard to the Class D directors elected by the Preferred Holders, require the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors to remove a director;

•	permit the board of directors to amend the charter of the Company from time to time to increase or decrease the number of authorized shares of any class or series of stock;

•	limit the ability of stockholders to exercise statutory inspection rights if the requesting stockholder has an improper purpose following a Qualified IPO of the common stock of the Company; and
•
require that derivative litigation, Internal Corporate Claims (as defined in the MGCL) and other actions asserting a claim against the Company or any director or officer or other employee governed by the internal affairs doctrine be brought in the United States District Court for the District of Maryland, or, if that Court does not have jurisdiction, the Circuit Court for Montgomery County, Maryland.

Preferred Holders have limited voting rights and are not entitled to vote on the Proposed Common Stock Amendments. Nevertheless, the amendments to the terms of the Exchangeable Preferred Stock reflected in the Proposal and the Amended Charter are contingent upon the holders of Common Stock approving the Amended Charter. PREFERRED HOLDERS WILL NOT BE ENTITLED TO SUBMIT WRITTEN CONSENTS OR OTHERWISE VOTE THEIR SHARES OF EXCHANGEABLE PREFERRED STOCK WITH RESPECT TO THE PROPOSED COMMON STOCK AMENDMENTS.
Reverse Stock Split
If we receive the Requisite Consent at or prior to the Expiration Date and the other conditions set forth in this Consent Solicitation Statement are satisfied or waived, prior to filing the Amended Charter with the SDAT, we intend to file Articles of Amendment (the “Reverse Stock Split Amendment”) that will cause a reverse stock split with respect to our Class A Common Stock and Class B Common Stock. The Reverse Stock Split Amendment will not affect Preferred Holders but will cause the number of issued and outstanding shares of our Common Stock to be reduced. We would pursue the Reverse Stock Split Amendment in order to reduce the number of shares of our Common Stock that will be outstanding at the time of our Qualified IPO to enhance the likelihood of success of the Qualified IPO.

THE CONSENT SOLICITATION
Record Date
The Record Date is [•]. This Consent Solicitation Statement and the Consent are being sent to all record holders of Exchangeable Preferred Stock as of the Record Date. The Record Date has been fixed as the date for the determination of Preferred Holders entitled to give Consents pursuant to the Consent Solicitation. We reserve the right to establish, from time to time, but in all cases prior to receipt of the Requisite Consent, any new date as such Record Date with respect to the Exchangeable Preferred Stock and, thereupon, any such new date will be deemed to be the Record Date for purposes of the Consent Solicitation.
General
As of the Record Date, there were 3,185,586 outstanding shares of Exchangeable Preferred Stock. The Proposal and the Amended Charter will not become operative until after the satisfaction of the conditions to the Consent Solicitation. These conditions include receipt of the Requisite Consent and the satisfaction of the conditions described herein. See “The Consent Solicitation—Conditions to the Consent Solicitation.” We reserve the right to amend the terms and conditions of the Consent Solicitation at any time prior to the Expiration Date for any reason, including, but not limited to, extending and/or terminating the Consent Solicitation. If the Requisite Consent is received and the Amended Charter is filed, the amendments to the Exchangeable Preferred Stock effected thereby will be binding on all Preferred Holders, including non-consenting Preferred Holders and their transferees. All other provisions of Exchangeable Preferred Stock that are not amended in the Amended Charter will remain in full force and effect. The delivery of a Consent will not affect a Preferred Holder’s right to sell or transfer Exchangeable Preferred Stock, and a sale or transfer of any Exchangeable Preferred Stock after the Record Date will not have the effect of revoking any Consent properly given by the registered holder of such Exchangeable Preferred Stock. Therefore, each properly executed and delivered Consent will be counted notwithstanding any sale or transfer of any Exchangeable Preferred Stock to which such Consent relates, unless the applicable registered holder has complied with the procedure for revoking Consents, as described herein and in the Consent. Failure to deliver a Consent will have the same effect as if a registered holder had voted “AGAINST” the Proposal and the Amended Charter.
Conditions to the Consent Solicitation
In addition to receipt of the Requisite Consent, the adoption of the Proposal is contingent upon approval of the Proposed Common Stock Amendments and the Amended Charter by holders of a majority of the issued and outstanding shares of the Common Stock. See “Purpose of the Consent Solicitation—Description of Proposed Common Stock Amendments.”
Requisite Consent
The Proposal requires the affirmative consent of the holders of a majority of the outstanding shares of the Exchangeable Preferred Stock entitled to vote on the Proposal. Abstentions will have the effect of a vote “against” the Proposal. Each outstanding share of Exchangeable Preferred Stock is entitled to one vote. As of the Record Date, there were 3,185,586 shares of Exchangeable Preferred Stock outstanding, which are entitled to 3,185,586 votes.
How to Consent
Voting materials, which include this Consent Solicitation Statement and an Action by Written Consent (attached hereto as Annex A), are being mailed to record holders of Exchangeable Preferred Stock as of 5:00 p.m., Eastern Time, on [•], 2020.
Preferred Holders who wish to consent to the Proposal must deliver their properly completed and executed Consent to the Company by mail, facsimile or email so that it is received on or before the Expiration Date.
If your shares of Exchangeable Preferred Stock are held in a brokerage account in your broker’s name (“street name”), you have the right to direct your broker or nominee to consent or withhold consent with regard to the Proposal. You should follow the instructions provided by your broker or nominee. You may complete and mail an instruction card to your broker or nominee or, if your broker allows, submit voting instructions to your broker by telephone or the internet. If you provide specific voting instructions by mail, telephone or the internet, your broker or nominee will vote your shares as you have directed. IF YOU DO NOT PROVIDE VOTING INSTRUCTIONS TO YOUR BROKER OR NOMINEE, YOUR BROKER OR NOMINEE MAY NOT USE ITS DISCRETION TO CONSENT OR WITHHOLD CONSENT WITH REGARD TO THE PROPOSAL, WHICH WILL OPERATE AS A VOTE AGAINST THE PROPOSAL.
Expiration Date; Extensions; Amendment
The Expiration Date is [•], 2020 at 5:00 P.M., Eastern Time. The Company reserves the right (but is not obligated), in its sole discretion and subject to applicable law, at any time prior to the Expiration Date to (i) terminate the Consent Solicitation for any reason, including if the Requisite Consent has not been received; or (ii) amend the terms of the Consent Solicitation (including to extend the Expiration Date). The Company reserves the right (but is not obligated) to accept any written consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Proposal.
Revocation of Consent
Executed Consents delivered to the Company may be revoked at any time before the Proposal is approved by the required vote of the Preferred Holders by marking, dating, signing and delivering a written revocation to the Company at Telos Corporation, 19886 Ashburn Road, Ashburn, Virginia 20147-2358, Attn: Corporate Secretary; provided, however that once the Company obtains the Requisite Consent, the Proposal will be approved and, even if the Proposed Common Stock Amendments and Amended Charter have not yet been approved by the holders of Common Stock or accepted for record by the SDAT, the approval of the Preferred Holders will be irrevocable. Consents delivered to the Company prior to the date the definitive Consent Solicitation Statement is sent to holders of Exchangeable Preferred Stock will be disregarded.
Solicitation Agent
The Solicitation Agent for the Consent Solicitation is:
Saratoga Proxy Consulting LLC
520 8th Avenue, 14th Floor
New York, NY 10018
(212) 257-1311
Stockholders Call Toll Free at: (888) 368-0379
Banks & Brokers may call: (212) 257-1311
Email: info@saratogaproxy.com
Board Recommendation
A majority of the Board, including a majority of directors who are independent and not employees of the Company and one of the two Class D Directors elected by or on behalf of holders of the Exchangeable Preferred Stock, determined that the Proposal and the Amended Charter are in the best interests of the Company and its stockholders and declared the Proposal and the Amended Charter advisable. The Board believes that the Proposal and the Amended Charter, including the amendments to the terms of the Exchangeable Preferred Stock, are fair to both the holders of Common Stock and the Preferred Holders. The Board, including a majority of directors who are independent and not employees of the Company, did not retain any unaffiliated representative to act solely on behalf of the Preferred Holders nor engage an investment bank or other financial expert to render a report concerning the fairness of the transaction.
The Board recommends that all Preferred Holders consent to the Proposal by marking the box entitled “FOR” and submitting to the Company the appropriate executed Action by Written Consent form, which is attached as Annex A to this Consent Solicitation Statement, by mail, facsimile or email so that it is received on or before 5:00 p.m. Eastern Time on the Expiration Date.
If you sign and send in an Action by Written Consent form but do not indicate how you want to vote as to the Proposal, your consent form will be treated as a consent “FOR” the Proposal.
No Appraisal Rights
Preferred Holders are not entitled to rights of an objecting stockholder or appraisal rights under Maryland law in connection with the Proposal, the Amended Charter or this Solicitation. Preferred Holders also will not be entitled to rights of an objecting stockholder or appraisal rights under Maryland law in connection with the automatic conversion of the Exchangeable Preferred Stock upon the consummation of a Qualified IPO.
Fees and Expenses
We expect to incur reasonable and customary fees and expenses in connection with the Consent Solicitation including filing and legal fees, printing costs and Solicitation Agent expenses. The entire cost of this Solicitation will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Consent Solicitation Statement to the beneficial owners of the Exchangeable Preferred Stock held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.
In addition, as earlier stated, in consideration of the efforts and assistance of WCM, the Company has agreed to reimburse WCM for its reasonable attorneys’ fees in an amount up to $180,000, following presentation of supporting billing documentation and satisfaction of other requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information known to us about the beneficial ownership of the Company’s Common Stock and Exchangeable Preferred Stock as of March 27, 2020 (unless otherwise indicated below) by: (i) each of our current directors; (ii) each of our executive officers and directors; (iii) all of our current executive officers and directors as a group; and (iv) each person who is known to us to be the beneficial owner of more than 5% of our outstanding Common Stock and Exchangeable Preferred Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. As of the Record Date, there were 45,098,460 shares of Class A Common Stock outstanding, 4,037,628 shares of Class B Common Stock Outstanding, and 3,185,586 shares of Exchangeable Preferred Stock outstanding.
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (as of March 27, 2020 except as provided below)	Percent of Class
Class A Common Stock	Toxford Corporation Place de Saint Gervais 1 1211 Geneva, Switzerland	15,801,802 shares(A)	35%
Class A Common Stock	Telos Corporation Shared Savings Plan 19886 Ashburn Road Ashburn, VA 20147	3,658,536 shares	8.1%
Class A Common Stock	John B. Wood	6,827,904 shares(B)	15.1%
Class A Common Stock	Edward L. Williams	2,193,005 shares(B)	4.9%
Class A Common Stock	Michele Nakazawa	1,723,901 shares(B)	3.8%
Class A Common Stock	Brendan D. Malloy	1,194,824 shares(B)	2.6%
Class A Common Stock	Jefferson V. Wright	1,250,294 shares(B)	2.8%
Class A Common Stock	Robert J. Marino	591,400 shares	1.3%
Class A Common Stock	Bernard C. Bailey	100,000 shares	0.2%
Class A Common Stock	David Borland	120,000 shares	0.3%
Class A Common Stock	Bruce R. Harris	100,000 shares	0.2%
Class A Common Stock	Charles S. Mahan, Jr.	100,000 shares	0.2%
Class A Common Stock	John W. Maluda	80,000 shares	0.2%
Class A Common Stock	All officers and directors as a group (17 persons)	17,212,130 shares(C)	38.1%
Class B Common Stock	ICG Enterprise Trust PLC Juxon House, 100 St. Paul’s Churchyard London EC4M 8BU England	1,681,960 shares(D)	41.7%
Class B Common Stock	ICG Enterprise Trust LP Juxon House, 100 St. Paul’s Churchyard London EC4M 8BU England	420,490 shares(D)	10.4%
Class B Common Stock	North Atlantic Smaller Companies Investment Trust PLC c/o North Atlantic Value LLP Ground Floor, Ryder Court, 14 Ryder Street London SW1Y 6QB England	1,186,720 shares	29.4%
Class B Common Stock	John B. Wood	194,888 shares	4.8%
Class B Common Stock	Michele Nakazawa	125,000 shares	3.1%
Class B Common Stock	Brendan D. Malloy	100,000 shares	2.5%
Class B Common Stock	Edward L. Williams	100,000 shares	2.5%
Class B Common Stock	All officers and directors as a group (5 persons)	569,888 shares	14.1%
12% Cumulative Exchangeable Redeemable Preferred Stock	William H. Alderman	10,000 shares	0.3%
12% Cumulative Exchangeable Redeemable Preferred Stock	Andrew R. Siegel	14,476 shares	0.5%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (as of March 27, 2020 except as provided below)	Percent of Class
12% Cumulative Exchangeable Redeemable Preferred Stock	Wynnefield Partners Small Cap Value, L.P. Wynnefield Partners Small Cap Value, L.P. I Wynnefield Capital, Inc. Profit Sharing Plan Wynnefield Small Cap Value Offshore Fund, Ltd. Wynnefield Capital Management, LLC Wynnefield Capital, Inc. Nelson Obus Joshua Landes 450 Seventh Avenue, Suite 509 New York, NY 10123	554,765 shares(E)	17.4%
12% Cumulative Exchangeable Redeemable Preferred Stock	Minerva Advisors, LLC David P. Cohen 50 Monument Road, Suite 201 Bala Cynwyd, PA 19004	283,384 shares(F)	8.9%
12% Cumulative Exchangeable Redeemable Preferred Stock	Victor Morgenstern Faye Morgenstern Judd Morgenstern Morningstar Trust - Faye Morgenstern Trustee 106 Vine Avenue Highland Park, IL 60035	180,100 shares(G)	5.7%
12% Cumulative Exchangeable Redeemable Preferred Stock	Steven Tannenbaum Greenwood Entities 15 North Pasture Lane Nantucket, MA 02554	506,890 shares(H)	15.9%
12% Cumulative Exchangeable Redeemable Preferred Stock	Emancipation Management LLC Circle N Advisors, LLC Mr. Charles Frumberg 825 Third Avenue New York, NY 10022	778,653 shares(I)	24.4%
(A)
Includes 15,328,480 shares held directly by Toxford Corporation and 473,322 shares held directly by Mr. John R.C. Porter, Chalet Ty Fano, 2 Chemin d’Amon, 1936 Verbier, Switzerland. Mr. Porter is the sole stockholder of Toxford Corporation.

(B)
Includes 232,792, 21,823, 73,005, 10,294, and 158,901 shares of the Class A Common Stock held for the benefit of Messrs. John Wood, Malloy, Williams, and Wright and Ms. Nakazawa, respectively, by the Telos Corporation Shared Savings Plan.

(C)	Includes 702,466 shares of the Class A Common Stock held for the benefit of the executive officers by the Telos Corporation Shared Savings Plan.
(D)	Formerly Graphite Enterprise Trust PLC and Graphite Enterprise Trust LP; name and address change as of February 2016.
(E)
Wynnefield Partners Small Cap Value, L.P., (“WPSCV”), Wynnefield Partners Small Cap Value L.P. I (“WPSCVI”), Wynnefield Capital, Inc. Profit Sharing Plan (“WCPSP”), Wynnefield Small Cap Value Offshore Fund, Ltd. (“WSCVOF”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital, Inc. (“WCI”), Mr. Nelson Obus and Mr. Joshua H. Landes filed a joint Schedule 13D/A (Amendment No. 19) on March 28, 2018 that Messrs. Obus and Landes each have shared voting and dispositive power with respect to 554,765 shares. Messrs. Obus and Landes are the co-managing members of WCM and both are also executive officers of WCI. Each shares with the other the voting and dispositive power with regards to the shares beneficially owned by WCM and WCI. WCM is the general partner of WPSCV and WPSCVI and holds indirect beneficial interest in 427,216 shares which are directly beneficially owned by WPSCV and WPSCVI. WPSCV has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 165,760 shares. WPSCVI has the sole voting and dispositive power with respect to 261,456 shares. WCI is the sole investment manager of WSCVOF and has the sole power to direct the voting and disposition of the 112,549 shares which WSCVOF beneficially owns and has the sole voting and dispositive power with respect to those shares. WCI, as the sole investment manager of WCPSP, also holds indirect beneficial interest in 15,000 shares which are directly beneficially owned by WCPSP. WCI has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 127,549 shares. WPSCV, WPSCVI, WCPSP, WSCVOF, WCM and WCI are parties to that certain Voting and Support Agreement, dated October 6, 2020, and the above referenced share holdings are updated to reflect the information contained in the same.

(F)
Minerva Advisors, LLC (“MA”), Minerva Group, LP (“MG”), Minerva GP, LP (“MGP”), Minerva GP, Inc. (“MI”), and Mr. David Cohen filed a joint Schedule 13G/A (Amendment No. 5) on February 11, 2020, indicating that MA and Mr. Cohen each has shared voting and dispositive power with respect to 126,266 shares; MA, MG, MGP, MI each has the sole voting and dispositive power with respect to 153,343 shares; Mr. Cohen has sole voting and dispositive power with respect to 160,776 shares. Mr. Cohen is the beneficial owner of 7,433 shares individually and is also deemed a beneficial owner of 126,266 shares in aggregate beneficially owned by MA. MA, MG, MGP and MI are parties to that certain Voting and Support Agreement, dated October 6, 2020, and the above referenced share holdings are updated to reflect the information contained in the same.

(G)
Victor Morgenstern (“VM”), Faye Morgenstern (“FM”), Judd Morgenstern (“JM”), Jennifer Morgenstern Irrevocable Trust (“Jennifer Trust”), Robyn Morgenstern Irrevocable Trust (“Robyn Trust”), and Judd Morgenstern Irrevocable Trust (“Judd Trust”), filed a joint Schedule 13D/A (Amendment No. 1) on March 10, 2009, indicating that VM has the sole power to vote and dispose of 50,000 shares, and shared power to dispose of 132,000 shares; FM has the sole power to vote 17,000 shares and shared power to dispose 92,000 shares; JM has the sole power to vote 40,000 shares and shared power to dispose 115,000 shares; Jennifer Trust has the sole voting and dispositive power with respect to 25,000 shares; Robyn Trust has the sole voting and dispositive power with respect to 25,000 shares; Judd Trust has the sole voting and dispositive power with respect to 25,000 shares. VM, FM, JM, Jennifer Trust, Robyn Trust and Judd Trust are parties to that certain Voting and Support Agreement, dated October 6, 2020, and the above referenced share holdings are updated to reflect the information contained in the same.
(H)
According to the Schedule 13G filed on July 10, 2018 by Mr. Steven Tannenbaum, Mr. Tannenbaum is deemed the beneficial owner of 506,890 shares of Exchangeable Preferred Stock as of March 22, 2018. Mr. Tannenbaum is the President of Greenwood Investments, Inc. (the “General Partner”), which is the sole general partner of Greenwood Capital Limited Partnership (“Capital”) and Shawkemo Hills LP (“Shawkemo”). Mr. Tannenbaum is the manager and sole member of ST Partners LLC (together with Capital and Shawkemo, the “Greenwood Entities”). Effective upon the death of Mr. Seth W. Hamot, the sole member and manager of Roark, Rearden & Hamot, LLC, which is the general partner of Cost Brava Partnership III L.P. (“Costa Brava”), Mr. Tannenbaum became the liquidator of Costa Brava. The Greenwood Entities are the direct beneficial owners of 101,718 shares and Costa Brava is the direct beneficial owner of 405,172 shares. Each of the Greenwood Entities has the power to vote and dispose of the Exchangeable Preferred Stock directly beneficially owned by such entity. The General Partner, as the sole general partner of Capital and Shawkemo, has the authority to vote and dispose of all of the Exchangeable Preferred Stock owned by such entities. Mr. Tannenbaum, by virtue of his position as president of the General Partner and as manager and sole member of ST Partners, has the authority to vote and dispose of all of the Exchangeable Preferred Stock owned by the Greenwood Entities. Costa Brava has the power to vote and dispose of the Exchangeable Preferred Stock directly beneficially owned by it. Mr. Tannenbaum, by virtue of his position as liquidator of Costa Brava, has the authority to vote and dispose of all of the Exchangeable Preferred Stock owned by Costa Brava.

(I)
According to Schedule 13G/A (Amendment No. 4) filed on February 6, 2020 by Emancipation Management LLC (“Emancipation Management”), Circle N Advisors, LLC (“Circle N”), and Mr. Charles Frumberg, the three filers have shared dispositive power with respect to the 778,653 shares. Emancipation Management owns Circle N, and Mr. Frumberg is the managing member of Emancipation Management and the Chief Executive Officer of Circle N.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of the material U.S. federal income and estate tax consequences to the Preferred Holders who will either have their shares of Exchangeable Preferred Stock redeemed or converted into cash and common stock. The discussion does not address all of the tax consequences that may be relevant to particular stockholders in light of their personal circumstances, or to certain types of stockholders (such as certain financial institutions, dealers in securities or commodities, insurance companies, persons who acquired shares as compensation and persons who sold shares as a position in a “straddle” or as part of a “hedging” or “conversion” transaction for federal income tax purposes). Moreover, this discussion assumes that all stockholders hold shares of Exchangeable Preferred Stock as capital assets within the meaning of Code §1221.
In this section, the following terms have the following meanings:
•	“Code” means the Internal Revenue Code of 1986, as amended;
•	“Domestic Stockholder” means a Preferred Holder that is a U.S. Person;
•	“IRS” means the Internal Revenue Service;
•	“Stockholder” means a Preferred Holder;
•
“U.S. Person” means (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership having foreign persons as partners should consult its tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.
The statements in this section are based on the current federal income tax laws. There is no assurance that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. There is no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This summary provides general information only and is not tax advice. We urge you to consult your tax advisor regarding the specific tax consequences to you of a tender of Exchangeable Preferred Stock pursuant to a redemption or, if the Proposal is approved and the other conditions set forth in this Consent Solicitation Statement are satisfied or waived, the automatic conversion upon a Qualified IPO. Specifically, all Preferred Holders should consult their tax advisor regarding the federal, state, local, foreign and other tax consequences of the redemption of the Exchangeable Preferred Stock for cash or automatic conversion of Exchangeable Preferred Stock for cash and our common stock, as well as potential changes in applicable tax laws.
Tax Treatment of a Redemption of the Exchangeable Preferred Stock
If we were to redeem shares of the Exchangeable Preferred Stock pursuant to the terms of such stock, it will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. The amount of cash received that represents the payment of accrued but previously-unpaid dividends will be treated as ordinary dividend income to a U.S. Person for United States federal income tax purposes in the manner described below. Otherwise, except as discussed below, receipt by a U.S. Person of cash for shares in a redemption will be treated as a sale or redemption, if certain conditions are met, and the U.S. Holder will recognize gain or loss in an amount equal to the difference between (1) the amount of cash received pursuant to the Redemption and (2) the U.S. Person's adjusted tax basis in the shares surrendered pursuant to the Redemption. Any gain or loss recognized by a U.S. Person on the sale or redemption of shares generally will be a capital gain or loss if the shares are a capital asset to the U.S. Person, and will be long-term capital gain or loss if the shares have been held for more than one year at the time the Redemption is completed. However, the tax consequences of the Redemption may vary depending on the U.S. Person's particular facts and circumstances, and the entire amount of cash received pursuant to the Redemption may be treated as a dividend. That is, a U.S. Person may, depending on his or her particular circumstances, be treated not as having sold his or her shares, but rather as having received a distribution in respect of stock from us under Code §302 or Code §306.
Section 302 Analysis
Under Code §302, a U.S. Person whose shares are redeemed by us will be treated as having sold such holder's shares, and thus will recognize capital gain or loss if the purchase:
•	results in a “complete termination” of such holder's equity interest in us; or
•	is “not essentially equivalent to a dividend” to such holder.
Both of these tests, referred to herein as the “Section 302 tests,” are explained in more detail below. If a U.S. Person satisfies either of the Section 302 tests, the U.S. Person will be treated as if such holder sold shares to us and will recognize capital gain or loss in an amount equal to the difference between (1) the amount of cash received (other than amounts which represent accrued but unpaid dividends) pursuant to the Redemption and (2) such U.S. Person's adjusted tax basis in the shares surrendered pursuant to the Redemption. A U.S. Person's adjusted tax basis in the shares generally will equal the cost of the shares held by such holder. Any gain or loss recognized by a U.S. Person on the disposition of shares generally will be long-term capital gain or loss if the U.S. Person's holding period for the shares that were sold exceeds one year as of the date of purchase by us. Long-term capital gains of individuals generally may be subject to tax at a lower rate. The deduction of capital losses is subject to certain limitations. U.S. Persons should consult their tax advisors regarding the treatment of capital gains and losses. Amounts of cash received upon our purchase of shares that represent accrued but unpaid dividends will be subject to taxation as a dividend distribution in the manner discussed in the following paragraph.
If a U.S. Person does not satisfy any of the Section 302 tests explained below, our purchase of such holder's shares will not be treated as a sale or redemption under Code §302. Instead, the entire amount received by such U.S. Person as a result of our purchase of shares will be treated as a dividend distribution with respect to the shares owned by such holder, to the extent of such holder's share of our current and accumulated earnings and profits, as calculated for United States federal income tax purposes. To the extent the amount of the distribution exceeds such U.S. Person's share of our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of such holder's adjusted tax basis in the shares owned by such holder and any remainder will be treated as capital gain (which may be long-term capital gain as described above). To the extent that our purchase of a U.S. Person's shares is treated as the receipt by such holder of a dividend, such holder's adjusted tax basis in the purchased shares will be added to any shares of Exchangeable Preferred Stock retained by such holder, and if the U.S. Person retains no such shares, the adjusted tax basis will be added to any other stock of the Company owned by such holder. In addition, such U.S. Holder would not be permitted to recognize any loss on the transaction. A U.S. Person that is a corporation may be eligible for a dividends received deduction for amounts received that are treated as dividends under these rules, and a non-corporate U.S. Person may be able to treat such amounts as “qualified dividend income,” which is taxable at the same rate as long-term capital gains.
Constructive Ownership of Stock and Other Issues. In applying each of the Section 302 tests explained below, U.S. Persons must take into account not only shares and any other stock in the Company that they actually own but also shares of Exchangeable Preferred Stock and any common stock they are treated as owning under the constructive ownership rules of Code §318. Under the constructive ownership rules, a U.S. Person is treated as owning any shares of Exchangeable Preferred Stock and any Common Stock that is owned (actually, and in some cases, constructively) by certain related individuals and entities, as well as shares of Exchangeable Preferred Stock and any Common Stock that such holder has the right to acquire by exercise of an option or by conversion or redemption of another security, including any of our debt. Due to the factual nature of the Section 302 tests explained below, U.S. Persons should consult their own tax advisors to determine whether the purchase of their shares qualifies for sale treatment in their particular circumstances.

Section 302 Tests. One of the following tests must be satisfied with respect to a U.S. Person in order for a redemption of such U.S. Person’s stock to be treated as a sale or redemption by such U.S. Person for United States federal income tax purposes:
•
Complete Termination Test. Assuming the U.S. Person actually or constructively owns no stock in Telos other than shares of the Exchangeable Preferred Stock, our redemption of the shares of Exchangeable Preferred Stock will result in a “complete termination” of such holder's equity interest in the Company if (1) all the shares that are actually owned by such holder are sold to us and (2) all the shares that are constructively owned by such holder, if any, are sold to us or, with respect to shares owned by certain related individuals, such holder effectively waives, in accordance with Code §302(c), attribution of shares which otherwise would be considered as constructively owned by such holder. U.S. Persons wishing to satisfy the “complete termination” test through waiver of the constructive ownership rules should consult their own tax advisors.

•
Not Essentially Equivalent to a Dividend Test. The purchase of a U.S. Person's shares will be treated as “not essentially equivalent to a dividend” if the reduction in such holder's proportionate interest in the Company as a result of the purchase constitutes a “meaningful reduction” given such holder's particular circumstances. Whether the receipt of cash by a U.S. Person who sells shares will be “not essentially equivalent to a dividend” will depend upon such holder's particular facts and circumstances. The factors to be considered in determining whether a reduction in a stockholder's proportionate interest in a corporation results in a “meaningful reduction” relate to the stockholder's right to vote and exercise control, the right to participate in current earnings and accumulated surplus and the right to share in net assets on liquidation. For example, the IRS has ruled that any reduction in a stockholder's proportionate interest is a “meaningful reduction” if the stockholder owns less than 1% of the shares of a corporation and did not have management control over the corporation. U.S. Persons should consult their own tax advisors as to the application of this test in their particular circumstances.

Section 306 Analysis
In general, if the shares constitute Section 306 stock to a U.S. Person, the amount realized by such U.S. Person in redemption of such shares will not be offset by his adjusted tax basis in such shares and will result in dividend income treatment to the extent of our available earnings and profits, unless the redemption completely terminates such holder's entire actual and constructive ownership interest in our equity (as described under the caption “Complete Termination Test” above). If the redemption of such shares results in dividend income treatment, to the extent the amount of the distribution exceeds a U.S. Person's share of our available earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of such U.S. Person's adjusted tax basis in the shares owned by such holder and any remainder will be treated as capital gain (which may be long-term capital gain as described above). In addition, if amounts received by a U.S. Person are treated as a dividend under these rules, such U.S. Person would not be permitted to recognize any loss. A U.S. Person that is a corporation may be eligible for a dividends received deduction for amounts received that are treated as dividends under these rules, and a non-corporate U.S. Person may be able to treat such amounts as “qualified dividend income.” The law is unclear as to the treatment of any unused tax basis in a U.S. Person's shares of Exchangeable Preferred Stock if the redemption of such shares results in dividend income treatment to such U.S. Person under Code §306. Section 306 stock generally includes certain Exchangeable Preferred Stock received as a stock dividend on common stock, certain Exchangeable Preferred Stock received in a tax-free reorganization and stock the basis of which is determined by reference to Section 306 stock. U.S. Persons should consult their tax advisors as to the particular consequences to them in such a case.
Tax Treatment of the Automatic Conversion of the Exchangeable Preferred Stock into Cash and Common Stock
If the shares of the Exchangeable Preferred Stock are automatically converted into cash and common stock pursuant to the Amended Charter, we believe that it will be a taxable transaction as to the cash received and a tax-free transaction to the extent of the value of Common Stock received, in each case for U.S. federal income tax purposes. The amount of cash received will be treated as taxable gain for U.S. federal income tax purposes and may also be taxable under applicable state, local or foreign tax laws. The tax treatment of the Common Stock and cash received is determined under Code §§368, 302, and 306.

Section 368 Analysis
Generally, an exchange of preferred stock for common stock by a U.S. Person qualifies as a tax-free reorganization under Code §368(a)(1)(E) (an “E Reorganization”). See also Revenue Ruling 77-238. Pursuant to Code §§354 and 356(a)(1), if money or other property is received in an E Reorganization, the exchanging U.S. Person will recognize gain to the extent of the sum of money or fair market value of property, provided it does not exceed the overall amount realized on the transaction. Code §356 provides that money or other property received in an E Reorganization that resembles a dividend will be treated as ordinary dividend income to a U.S. Person for United States federal income tax purposes; otherwise, it will be treated as consideration received for the sale of a capital asset.
If the preferred stock exchanged in an E Reorganization has accumulated, undeclared, and unpaid dividends, the holder may be subject to deemed dividend distribution treatment. Under Treasury Regulation Section 1.368-2(e)(5), if the exchange results in a proportionate increase in the interests of the Preferred Holders in the assets or earnings of the Company, an amount equal to the lesser of (i) the amount of dividends in arrears or (ii) the amount by which the liquidation preference or fair market value (whichever is greater) of the stock received exceeds the issue price of the preferred stock surrendered, shall be treated as a deemed dividend distribution. The amount of the deemed dividend distribution will be treated as a stock dividend to a Domestic Stockholder for tax purposes and subject to U.S. federal ordinary dividend income rates. U.S. Persons should consult a tax advisor to determine whether the deemed dividend distribution treatment will apply in their particular circumstances.
Treatment of “Other Property or Money” Received in an E Reorganization
As described above, any gain realized in an E Reorganization will be recognized to the extent of the fair market value of other property or money received by the stockholder. To determine the amount of gain realized, the U.S. Person will calculate the difference between (1) the total amount of consideration received pursuant to the conversion and (2) such U.S. Person’s adjusted tax basis in the shares surrendered in the exchange. The amount of gain recognized will be the amount of property or money received, provided it does not exceed the gain realized. The amount of gain recognized may represent the payment of accrued but previously-unpaid dividends, or gain from the sale of a capital asset. If the gain represents the payment of dividends, it will be treated as ordinary dividend gain for U.S. federal income tax purposes. Gain from the sale of a capital asset generally will be treated as long-term capital gain for U.S. federal income tax purposes. The determination of gain treatment in an E Reorganization is made under Code §§302 and 306. See “Certain U.S. Federal Income Tax Considerations—Section 302 Analysis” and “Certain U.S. Federal Income Tax Considerations—Section 306 Analysis.” Note that any reference to gain calculation under the foregoing headings should be disregarded for purposes of the conversion of the Exchangeable Preferred Stock; the amount of gain recognized is calculated based on the formula set forth in this Paragraph. U.S. Persons should consult their tax advisors as to the applications of Code §§302 and 306 to their particular circumstances, in light of the conversion qualifying as an E Reorganization.
Backup Withholding
Under certain circumstances, U.S. Persons may be subject to backup withholding (currently a rate of 28%) with respect to the amount of consideration received in connection with such holder's sale of shares pursuant to the redemption or the conversion of Exchangeable Preferred Stock, unless such holder provides proof of an applicable exemption or a correct taxpayer identification number, certifies that such number is correct and otherwise complies with applicable requirements of the backup withholding rules. Amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the U.S. Person's United States federal income tax liability, provided the required information is furnished to the IRS.
The U.S. federal income tax discussion set forth above is for general information only. It is a summary and does not discuss all aspects of United States federal income taxation that may be relevant to particular U.S. Persons in light of their particular circumstances and income tax situations. U.S. Persons should consult their own tax advisors as to the particular tax consequences to them of the Redemption or conversion of the Exchangeable Preferred Stock, including the effect of any federal, state, local, foreign or other tax laws.

INTERESTS OF CERTAIN PERSONS
IN OPPOSITION TO MATTERS TO BE ACTED UPON
As of June 30, 2020, our officers and directors as a group own approximately 38.1% of the issued and outstanding Class A Common Stock and approximately 14.1% of the issued and outstanding Class B Common Stock. Our directors, executive officers and holders of more than 5% of our Common Stock do not own, beneficially or of record, a material number of shares of our Exchangeable Preferred Stock.
The existence of separate classes of stock, with one class holding a liquidation preference but limited voting rights, may give rise to conflicts of interest. While our Board has sought to act in the best interest of all stockholders mindful of any potential conflicts of interest, and believes that the interests of all stockholders are aligned in pursuit of the Consent Solicitation and Qualified IPO, the Consent Solicitation and the amendment of the terms of the Exchangeable Preferred Stock may give rise to certain conflicts of interest between the Preferred Holders and holders of our common stock including the following:
•
The amendments to the terms of the Exchangeable Preferred Stock reflected in the Proposal and the Amended Charter will reduce both the cash and total consideration paid to our Preferred Holders relative to a redemption of the Exchangeable Preferred Stock and will indirectly benefit the existing holders of common stock by preserving cash in the Company; and

•	The issuance of shares of our common stock to Preferred Holders will cause the existing holders of common stock to experience dilution of their interests in the Company.
Based upon the foregoing, holders of the Company’s Common Stock have interests that are different from and may conflict with the interests of the Preferred Holders. A majority of our directors are elected by holders of our Common Stock. Our Class D Directors are elected by Preferred Holders. While all directors comprising our Board have an obligation to act in the best interest of the Company and, indirectly, in the best interests of all stockholders, our directors may have a conflict of interest when the interests of the holders of the Common Stock differ from those of Preferred Holders.
Other than the Company’s agreement to reimburse WCM for up to $180,000 in attorneys’ fees (See “The Consent Solicitation – Voting Agreements”), no Preferred Holder will be treated differently from any other Preferred Holder in connection with the Consent Solicitation.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION
We are subject to the information and periodic requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You can access our SEC filings, including this Consent Solicitation Statement, free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.
We maintain a website at www.telos.com. The reference to our website does not constitute incorporation by reference any of the information contained on, or accessible through, our website, and you should not consider the contents of our website in making a decision whether to consent to the Proposal.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Consent Solicitation Statement. Information in this Consent Solicitation Statement supersedes information incorporated by reference that we filed with the SEC prior to the date of this Consent Solicitation Statement.
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (including information specifically incorporated by reference from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2020) (SEC File No. 001-08443) filed with the SEC on April 13, 2020;

•	our Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2019 (SEC File No. 001-08443) filed with the SEC on May 12, 2020;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 (SEC File No. 001-08443) filed with the SEC on May 15, 2020;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 (SEC File No. 001-08443) filed with the SEC on August 13, 2020;
•	our definitive proxy statement on Schedule 14A (SEC File No. 001-08443) filed with the SEC on April 20, 2020;
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our Current Reports on Form 8-K dated March 30, 2020, May 13, 2020, August 28, 2020, September 20, 2020 and October 6, 2020 (filed with the SEC on March 30, 2020, May 15, 2020, August 28, 2020, September 24, 2020 and October 6, 2020, respectively).

We undertake to provide without charge to each person to whom a copy of this Consent Solicitation Statement has been delivered, upon written or oral request, by first class mail or other equally prompt means and within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this Consent Solicitation Statement, other than the exhibits to these documents (unless the exhibits are specifically incorporated by reference into the information that this Consent Solicitation Statement incorporates). You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:
Telos Corporation
Attention: Corporate Secretary
19886 Ashburn Road
Ashburn, Virginia 20147
telephone: (703) 724-3800
PLEASE RETURN YOUR ACTION BY WRITTEN CONSENT FORM AS SOON AS POSSIBLE SO THAT YOUR VOTE WILL BE COUNTED. AS NOTED ABOVE THE EXPIRATION DATE IS 5:00 PM EASTERN TIME ON [•], 2020. ANY VOTES REPRESENTED BY AN ACTION BY WRITTEN CONSENT FORM RECEIVED AFTER THE EXPIRATION DATE WILL NOT BE COUNTED.

ANNEX A

ACTION BY WRITTEN CONSENT

TELOS CORPORATION
This written consent is solicited by the Board of Directors of Telos Corporation. The undersigned hereby revokes any consent or consents heretofore given.
The undersigned, being a holder of the 12% Cumulative Exchangeable Redeemable Preferred Stock of Telos Corporation, a Maryland corporation (the “Company”), as of [•], 2020, acknowledges receipt of the Consent Solicitation Statement dated [•], 2020 (the “Consent Solicitation Statement”) and hereby consents (by checking the FOR box) or withholds consent (by checking the AGAINST or ABSTAIN box) to the approval of the following:
To amend and restate the terms of the Exchangeable Preferred Stock in the Amended Charter as set forth in the Consent Solicitation Statement, including amendments providing that, upon a Qualified IPO of the common stock, each issued and outstanding share of Exchangeable Preferred Stock would be converted into the right to receive ninety percent (90%) of the liquidation value of the Exchangeable Preferred Stock as of such date, which shall be paid eighty-five percent (85%) in cash and fifteen percent (15%) in common stock of the Company (based upon the initial price to the public of our common stock on the date of the Qualified IPO).
☐ CONSENT (“FOR”)	☐ CONSENT WITHHELD (“AGAINST”)	☐ ABSTAIN
By signing and returning this Action by Written Consent form, the undersigned stockholder will be deemed to have voted all shares of 12% Cumulative Exchangeable Redeemable Preferred Stock owned by the undersigned in the manner directed above with respect to the proposal. If the undersigned stockholder signs and returns this consent but does not check a box, the undersigned will be deemed to have consented FOR approval of the proposal.
Please execute this written consent as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [Please sign within the box]	Date

Signature [Please sign within the box]	Date
Annex-1

APPENDIX A

Proposed Second Articles of Amendment and Restatement

of

Telos Corporation

TELOS CORPORATION

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT
FIRST: Telos Corporation, a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.
SECOND: Upon the filing (the “Effective Time”) of these Second Articles of Amendment and Restatement, each share of the Class B Common Stock, no par value per share, of the Corporation issued and outstanding immediately prior to the Effective Time (the “Class B Common Stock”) shall automatically, without further action on the part of the Corporation or any holder of Class B Common Stock, be reclassified and become one fully paid and nonassessable share of Class A Common Stock, no par value per share, of the Corporation (“Class A Common Stock”). The conversion of the Class B Common Stock into Class A Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Class B Common Stock shall represent the number of shares of Class A Common Stock into which such Class B Common Stock shall have been converted pursuant to these Second Articles of Amendment and Restatement.
THIRD: The Class A Common Stock shall, at the Effective Time, be renamed and redesignated as common stock, par value $0.001 per share, of the Corporation.
FOURTH: The following provisions are all the provisions of the charter of the Corporation currently in effect and as hereinafter amended:
ARTICLE I

NAME
The name of the corporation (the “Corporation”) is: Telos Corporation
ARTICLE II

PURPOSE
The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.
ARTICLE III

PRINCIPAL OFFICE AND RESIDENT AGENT
The address of the principal office of the Corporation in the State of Maryland is 11 N Washington Street, Suite 700, Rockville, Maryland 20850. The name of the resident agent of the Corporation in the State of Maryland is Incorp Services, Inc., 1519 York Road, Lutherville, Maryland 21093. The resident agent is a Maryland corporation.

ARTICLE IV

PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS
Section 4.1 Number, Election of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation is nine (9), including two (2) Class D Directors elected by holders of the Exchangeable Preferred Stock (defined below), which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation (the “Bylaws”), but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The names of the current directors who shall serve until their successors are duly elected and qualify are:
John B. Wood
Bernard C. Bailey
David Borland
Lt. Gen. (ret) Bruce R. Harris
Bonnie Carroll
Maj. Gen. (ret) John W. Maluda
Robert J. Marino
Class D Directors
Andrew R. Siegel
William H. Alderman
The directors (other than any director elected solely by holders of shares of one or more classes or series of Preferred Stock of the Corporation) shall be elected and serve until the next annual meeting of stockholders and, in each case, until their successors are duly elected and qualify or until their earlier death, resignation or removal. Except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Stock, and except for any vacancy among directors that may be elected by a class or series of Preferred Stock voting separately as such class or series, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which such vacancy occurred and until a successor is duly elected and qualifies.
Section 4.2 Extraordinary Actions. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 5.3 or as specifically provided in Section 4.5 (relating to removal of directors), notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if (i) declared advisable by the Board of Directors, and (ii) taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.
Section 4.3 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter (as defined in the MGCL) of the Corporation or the Bylaws.
Section 4.4 Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 5.3 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. After a Qualified IPO (as defined in paragraph 7 of Section 5.4 of this Charter) and except as may be provided in Subtitle 7 of Title 3 of the MGCL, holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon such terms and conditions as specified by the Board of

Directors, shall determine that such rights apply, with respect to all or any shares of all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.
Section 4.5 Removal of Directors. Subject to the rights of holders of one or more classes or series of stock established pursuant to Section 5.3 hereof to elect or remove one or more directors (including the rights of the holders of Exchangeable Preferred Stock to elect Class D Directors), any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.
ARTICLE V

STOCK
Section 5.1 Authorized Shares. The Corporation has authority to issue 260,000,000 shares of stock, consisting of 250,000,000 shares of common stock, par value $0.001 per share (“Common Stock”) and 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $350,000. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.
Section 5.2 Common Stock. Except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.
Section 5.3 Preferred Stock. The Board of Directors may classify or reclassify any unissued shares of stock from time to time, in one or more classes or series of Preferred Stock by setting or changing the preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series thereof.
Section 5.4 Exchangeable Preferred Stock. Under the power contained in Section 5.3, the Board of Directors classified and designated six million (6,000,000) authorized shares of Preferred Stock, par value $0.01 per share, of the Corporation as shares of 12% Cumulative Exchangeable Redeemable Preferred Stock (the “Exchangeable Preferred Stock”), par value $0.01 per share, with the following powers, preferences, rights, qualifications, limitations, restrictions and other provisions:
1. Rank. The Exchangeable Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, winding up and dissolution, (a) junior to any other class or series of the Preferred Stock of the Corporation the terms of which shall specifically provide that such class or series shall rank prior to the Exchangeable Preferred Stock (any such other securities are referred to herein collectively as the “Senior Securities”), (b) on a parity with any other class or series of the Preferred Stock of the Corporation the terms of which shall specifically provide that such class or series shall rank on a parity with the Exchangeable Preferred Stock (the Exchangeable Preferred Stock and any such other securities are referred to herein collectively as the “Parity Securities”), and (c) prior to the Common Stock and any other class or series of the Preferred Stock of the Corporation the terms of which specifically provide that such class or series shall rank junior to the Exchangeable Preferred Stock (any of such other securities of the Corporation to which the Exchangeable Preferred Stock ranks prior, including the Common Stock, are referred to herein collectively as the “Junior Securities”).
2. Dividends. (a) The holders of the shares of Exchangeable Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of 12% ($1.20) per share and no more. Such dividends shall be payable, in preference to dividends on the Junior Securities, in equal semi-annual payments out of funds legally available therefor (a) commencing with the first sixth-month anniversary of the first of the following to occur after the effective date (the “Effective Date”) of the merger of C3 Acquisition Corp., a Delaware corporation, with and into the Corporation (i) the fifteenth day of the month in which the Effective Date occurs or (ii) the first day of the following month, and (b) on each sixth-month anniversary thereof (each of such dates being a “Dividend Payment Date”). Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors at the time such dividends are declared; provided, however, that such date shall not be more than 90 days prior to the respective Dividend Payment Date. Dividends payable on shares of Exchangeable Preferred Stock (whether payable in cash or in stock) shall be fully cumulative and shall accrue (whether or not earned or declared), without interest, from the date of issuance of the Exchangeable Preferred Stock at the Effective Date. Any dividends payable with respect to the Exchangeable Preferred Stock during the first six years after the Effective Date may be paid (subject to restrictions under applicable state law), in the sole discretion of the Board of Directors, in cash or by issuing additional fully paid and nonassessable shares of Exchangeable Preferred Stock at the rate of 0.06 of a share for each $.60 of such dividends not paid in cash, and the issuance of such additional shares shall constitute full payment of such dividends. The Corporation shall not issue fractions of Exchangeable Preferred Stock (“Fractional Shares”) in payment of any dividends. In lieu of any Fractional Shares, the Corporation will cause all Fractional Shares otherwise issuable to be aggregated and sold on the open market by an agent of the Corporation, and each holder of Exchangeable Preferred Stock otherwise entitled to receive a Fractional Share shall receive a cash payment in lieu thereof equal to such holder's proportionate interest in the net proceeds of the sale or sales of all such Fractional Shares in the open market within 20 days after the Dividend Payment Date. The Corporation’s dividend payment obligations under this paragraph 2(a) shall be discharged upon the delivery to such agent of the certificate or certificates representing shares of Exchangeable Preferred Stock equal to the aggregate of such Fractional Shares. All shares of Exchangeable Preferred Stock which may be issued as a dividend with respect to the Exchangeable Preferred Stock will thereupon be duly authorized, validly issued, fully paid and nonassessable and free of all liens and charges.
(b) All dividends paid with respect to shares of the Exchangeable Preferred Stock pursuant to paragraph 2(a) of this Section 5.4 shall be paid pro rata to the holders entitled thereto.
(c) Notwithstanding anything contained herein to the contrary, no cash dividends (other than the payment of cash in lieu of the issuance of Fractional Shares) on shares of Exchangeable Preferred Stock, the Parity Securities or the Junior Securities shall be declared by the Board of Directors and paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement regarding the borrowing of funds or the extension of credit which is binding upon the Corporation or any subsidiary of the Corporation (all such Agreements of the corporation and its subsidiaries are referred to collectively herein as the “Debt Agreements”), specifically prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder or, in the case of a Debt Agreement binding on a subsidiary of the Corporation, prohibit or restrict the payment of dividends or the making of loans to the Corporation by such subsidiary of the Corporation, prohibit or restrict the payment of dividends for the purpose of paying such dividends; provided, however, that nothing in this paragraph 2(c) shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare or the Corporation to pay or set apart for payment any cash dividends on shares of the Exchangeable Preferred Stock at any time, whether permitted by any of the Debt Agreements or not.
(d)(i) If at any time the Corporation shall have failed to pay full dividends which have accrued (whether or not declared) on any Senior Securities, no cash dividends (other than the payment of cash in lieu of the issuance of Fractional Shares) shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on shares of the Exchangeable Preferred Stock or any other Parity Securities unless, prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of such Senior Securities shall have been or be declared and paid or set apart for payment. No full dividends shall be declared or paid or set apart for payment on any Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Exchangeable Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. If any dividends are not paid in full, as aforesaid, upon the shares of the Exchangeable Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Exchangeable Preferred Stock and any other Parity Securities shall be declared and paid pro rata so that the amount of dividends declared and paid per share on the Exchangeable Preferred Stock and such other Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Exchangeable Preferred Stock and such other Parity Securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Exchangeable Preferred Stock or any other Parity Securities which may be in arrears.
(ii) The Corporation shall not declare, pay or set apart for payment any dividend on any of the Exchangeable Preferred Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Exchangeable Preferred Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Exchangeable Preferred Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation, or other property (other than distributions or dividends in shares of Exchangeable Preferred Stock to the holders thereof), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Exchangeable Preferred Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Exchangeable Preferred Stock, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase or distribution, as the case may be, all accrued and unpaid dividends on shares of any Senior Securities shall have been or be duly paid in full and all redemption payments which have become due with respect to such Senior Securities shall have been or be duly discharged.
Any dividend not paid pursuant to paragraph (2) of this Section 5.4 shall be fully cumulative and shall accrue (whether or not declared), without interest, as set forth in paragraph (2)(a) of this Section 5.4.
(e) Holders of shares of the Exchangeable Preferred Stock shall be entitled to receive the dividends provided for in paragraph (2)(a) of this Section 5.4 in preference to and in priority over any dividends upon any of the Junior Securities.
(f) Subject to the foregoing provisions of this paragraph (2) of this Section 5.4, the Board of Directors may declare, and the Corporation may pay or set apart for payment, dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities, and the holders of the shares of the Exchangeable Preferred Stock shall not be entitled to share therein.
3. Liquidation Preference. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Exchangeable Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $10 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends (whether or not earned or declared) thereon to the date fixed for liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any of the Junior Securities; provided, however, that the holders of outstanding shares of the Exchangeable Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities, if any, shall have been paid in full. Except as provided in the preceding sentence, holders of Exchangeable Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Exchangeable Preferred Stock and any Parity Securities, then the holders of such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Exchangeable Preferred Stock and the holders of outstanding shares of such other Parity Securities are entitled were paid in full.
(b) For the purpose of this paragraph 3 of this Section 5.4, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation.
4. Redemption. (a) Subject to the legal availability of funds, any contractual restrictions then binding on the Corporation (including restrictions under Debt Agreements) and applicable state law, the Corporation may redeem at its option, at any time, the Exchangeable Preferred Stock, in whole or in part, at a redemption price of $10 per share together with all accrued and unpaid dividends (whether or not earned or declared) thereon to the date fixed for redemption, without interest. As of June 30, 2020 the redemption price set forth in the foregoing sentence was $141,121,484.
(b) Subject to the legal availability of funds, any contractual restrictions then binding on the Corporation (including restrictions under Debt Agreements) and applicable state law, commencing on the first Dividend Payment Date after the sixteenth anniversary of the Effective Date and on the first Dividend Payment Date after each anniversary of the Effective Date thereafter (each date separately referred to as a “Mandatory Redemption Date”), so long as any shares of the Exchangeable Preferred Stock shall be outstanding, the Corporation shall set aside, in trust, as and for a sinking fund for the Exchangeable Preferred Stock, a sum sufficient to redeem and shall redeem in each year an amount equal to at least 20% of the greatest number of shares of Exchangeable Preferred Stock issued and outstanding at any time, at a redemption price of $10 per share together with all accrued and unpaid dividends (whether or not earned or declared) thereon to the date fixed for redemption, without interest, and on the first Dividend Payment Date following the twentieth anniversary of the Effective Date, the Corporation shall set aside pursuant to paragraph 6 of this Section 5.4 a sum sufficient to redeem and shall redeem all outstanding shares of Exchangeable Preferred Stock at a redemption price of $10 per share together with all accrued and unpaid dividends (whether or not earned or declared) to such date.
(c) Shares of Exchangeable Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of law) have the status of authorized and unissued shares.
(d) Notwithstanding the foregoing provisions of paragraph 4 of this Section 5.4, if full cumulative dividends on all outstanding shares of Exchangeable Preferred Stock shall not have been paid or are not contemporaneously declared and paid for all past dividend periods, the Corporation may not redeem shares of Exchangeable Preferred Stock pursuant to paragraph 4(a) of this Section 5.4 unless the shares to be redeemed are selected pro rata (with rounding to the nearest whole share).
(e) If the Corporation shall fail to discharge its obligation to redeem shares of Exchangeable Preferred Stock pursuant to paragraph 4(b) of this Section 5.4 (the “Mandatory Redemption Obligation”), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation.
5. [RESERVED]
6. Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Exchangeable Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined, subject to the provisions of paragraphs 4(b) and 4(d) of this Section 5.4, by the Board of Directors of the Corporation and the shares to be redeemed shall be selected by lot or pro rata as may be determined by the Board of Directors, except that in any redemption of fewer than all the outstanding shares of Exchangeable Preferred Stock, the Corporation may first redeem all shares held by any holders of a number of shares not to exceed 100 as may be specified by the Corporation.
(b) In the event the Corporation shall redeem shares of Exchangeable Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, and mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Exchangeable Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Exchangeable Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of shares of Exchangeable Preferred Stock held by such holder to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date or the date of exchange.

(c) Notice having been mailed as aforesaid and provided that on or before the redemption date all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption so as to be and to continue to be available therefor, then, from and after the redemption date, dividends on the shares of Exchangeable Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Exchangeable Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends, whether or not earned or declared) shall cease. Upon surrender, in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.
(d) If such notice of redemption shall have been duly given, and if, prior to the redemption date, the Corporation shall have irrevocably deposited the aggregate redemption price of the shares of Exchangeable Preferred Stock to be redeemed in trust for the pro rata benefit of the holders of the shares of Exchangeable Preferred Stock to be redeemed, so as to be and to continue to be available therefor, with a bank or trust company (having capital and surplus of not less than $50,000,000) in the borough of Manhattan, City of New York, then, upon making such deposit, holders of the shares of Exchangeable Preferred Stock called for redemption shall cease to be stockholders with respect to such shares and thereafter such shares shall no longer be transferable on the books of the Corporation and such holders shall have no interest in or claim against the Corporation with respect to such shares (including dividends thereon accrued after such redemption date) except the right to receive payment of the redemption price (including all dividends (whether or not earned or declared) accrued and unpaid to the date fixed for redemption) upon surrender of their certificates, without interest. Any funds deposited and unclaimed at the end of one year from the date fixed for redemption shall be repaid to the Corporation upon its request, after which repayment the holders of shares called for redemption shall look only to the Corporation as a general creditor for payment of the redemption price.
7. Voting Rights. (a) The holders of record of shares of Exchangeable Preferred Stock shall not be entitled to any voting rights except as provided in the Charter or as otherwise provided by law.
(b)(i) If at any time or times dividends payable on Exchangeable Preferred Stock shall be in arrears and unpaid for three consecutive full semi-annual periods, then the number of directors constituting the Board of Directors, without further action, shall be increased by up to two directors and the holders of Exchangeable Preferred Stock shall have the exclusive right, voting separately as a class, to elect the directors of the Corporation to fill such newly created directorships, which directors shall be designated “Class D” directors, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors.
(ii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of Exchangeable Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each annual meeting. Such voting right shall continue until such time as: (1) all dividends accumulated on Exchangeable Preferred Stock shall have been paid in full (subject to revesting in the event of each and every subsequent failure of the Corporation to pay dividends for the requisite number of periods as described above), (2) the rights of holders of the Exchangeable Preferred Stock shall have terminated pursuant to paragraph 6 of this Section 5.4, or (3) an ERPS Conversion Event; at which time, in each such case, such voting right of the holders of Exchangeable Preferred Stock shall automatically terminate.
(iii) At any time when such voting right shall have vested in the holders of the Exchangeable Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Exchangeable Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Exchangeable Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Exchangeable Preferred Stock then outstanding may designate in writing a holder of Exchangeable Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph 7(b)(iii) or at such other place as is selected by such person so designated. Any holder of Exchangeable Preferred Stock which would be entitled to vote at any such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.
(iv) At any meeting held for the purpose of electing directors at which the holders of Exchangeable Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of a majority of the then outstanding shares of Exchangeable Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof, (x) the absence of a quorum of the holders of Exchangeable Preferred Stock and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of Exchangeable Preferred Stock and (y) in the absence of a quorum of the holders of any such class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting insofar as it relates to the election of directors which the holders of such class are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.
(v) The term of office of all directors elected by the holders of Exchangeable Preferred Stock pursuant to paragraph 7(b)(i) of this Section 5.4 in office at any time when the aforesaid voting rights are vested in the holders of Exchangeable Preferred Stock shall terminate upon the election of their successors at any meeting of stockholders for the purpose of electing directors. Upon any termination of the aforesaid voting rights in accordance with paragraph 7(b)(ii) of this Section 5.4, the term of office of all directors elected by the holders of Exchangeable Preferred Stock pursuant to paragraph 7(b)(i) of this Section 5.4 then in office shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by the number of directors by which the number of directors constituting the Board of Directors shall have been increased pursuant to paragraph 7(b)(i) of this Section 5.4, subject always to the increase of the number of directors pursuant to paragraph 7(b)(i) of this Section 5.4 in case of the future right of the holders of Exchangeable Preferred Stock to elect directors as provided herein.
(vi) Notwithstanding any other provision hereof (including but not limited to Section 4.1), in any case of any vacancy occurring among the directors so elected, the remaining director, if any, who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If all directors so elected by the holders of Exchangeable Preferred Stock shall cease to serve as directors before their terms shall expire, then notwithstanding any other provision hereof (including but not limited to Section 4.1), the holders of Exchangeable Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.
(vii) Notwithstanding any other provision hereof (including but not limited to Section 4.5), any Class D director or all Class D directors may be removed from office at any time by the affirmative vote of a majority of all the votes entitled to be cast in the election of Class D directors.
(c) [Reserved]

(d) So long as any shares of Exchangeable Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the then outstanding Exchangeable Preferred Stock voting separately as a class change by amendment to the Corporation’s Charter or otherwise, the terms or provisions of the Exchangeable Preferred Stock so as to adversely affect the powers, special rights and preferences of the holders thereof.
(e) Any alteration or change which would not affect adversely the powers, preferences, and special rights of shares of Exchangeable Preferred Stock may be effected without the consent of holders thereof, including, without limitation, the (i) creation, authorization or issuance of any other class of stock of the Corporation senior, pari passu or subordinated as to dividends and upon liquidation to the Exchangeable Preferred Stock, (ii) creation of any indebtedness of any kind of the Corporation, (iii) increase or decrease in the amount of authorized capital stock of any class or series, including the Exchangeable Preferred Stock, or any increase, decrease or change in the par value of any such class other than the Exchangeable Preferred Stock, or (iv) merger or consolidation or similar plan or acquisition in which securities of the Corporation held by the holders of Exchangeable Preferred Stock will become or be exchanged for securities of any other person, if the sole purpose of the transaction is to change the Corporation’s domicile solely within the United States.
8. Automatic Conversion. (a) Immediately upon the consummation of a Qualified IPO, each share of Exchangeable Preferred Stock shall automatically be converted into the right to receive (such conversion, a “ERPS Conversion Event”): (i) an amount of cash equal to (I) the ERPS Liquidation Value; multiplied by (II) the Discount Ratio; multiplied by (III) 0.85 and (ii) that number of shares of Common Stock (valued at the initial Qualified IPO offering price to the public) equal to (I) the ERPS Liquidation Value; multiplied by (II) the Discount Ratio; multiplied by (III) 0.15; provided, however no fractional shares of Common Stock shall be issued upon an ERPS Conversion Event but, in lieu thereof, the holder shall be entitled to receive an amount of cash equal to the fair market value of a share of Common Stock (valued at the initial Qualified IPO offering price to the public) at the time of such ERPS Conversion Event multiplied by such fractional amount (rounded to the nearest cent).
(b) The Corporation shall promptly notify the holders of Exchangeable Preferred Stock in writing of the occurrence of an ERPS Conversion Event; provided, that, the Corporation’s failure to provide such notice, or its failure to be received, shall not alter or affect the automatic conversion of the Exchangeable Preferred Stock occurring in connection therewith. In addition to any information that is required by law, such notice shall state: (i) the date of the ERPS Conversion Event; (ii) the amount of cash per share to be paid to each holder of shares of Exchangeable Preferred Stock in connection with the ERPS Conversion Event; (iii) the number of shares of Common Stock per share of Exchangeable Preferred Stock to be issued to each holder of shares of Exchangeable Preferred Stock in connection with the ERPS Conversion Event; (iv) the place or places where the certificates representing shares of Exchangeable Preferred Stock are to be surrendered (or a Statement of Loss as defined in paragraph 8(c) of this Section 5.4 in lieu thereof) in connection with the ERPS Conversion Event; and (v) that payment of the foregoing cash sum (including any payment for fractional shares) and issuance of Common Stock will be made upon presentation and surrender of certificates representing shares of the Exchangeable Preferred Stock (or a Statement of Loss in lieu thereof) without any other obligation or deliverable required of any holder of shares of Exchangeable Preferred Stock in order to receive such cash and Common Stock.
(c) Upon an ERPS Conversion Event, the outstanding Exchangeable Preferred Stock shall be converted automatically without any further action by the holders thereof or by the Corporation and whether or not the certificates evidencing such Exchangeable Preferred Stock are surrendered to the Corporation or its transfer agent upon the occurrence of an ERPS Conversion Event; provided, that, the Corporation shall not be obligated to pay cash payable or issue certificates evidencing the Common Stock issuable upon such ERPS Conversion Event unless the certificates evidencing such Exchangeable Preferred Stock are delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation solely to indemnify the Corporation from any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate (a “Statement of Loss”).

(d) Upon receipt of notice of the occurrence of an ERPS Conversion Event, the holders of Exchangeable Preferred Stock shall promptly surrender the certificates evidencing such shares (or a Statement of Loss in lieu thereof) at the office of the Corporation or any transfer agent for the Exchangeable Preferred Stock. Thereupon, (i) there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates or on the Statement of Loss in lieu thereof, a certificate or certificates for the number of shares of Common Stock, as applicable, to which such holder is entitled in connection with such ERPS Conversion Event; and (ii) the cash consideration described in paragraph 8(a) of this Section 5.4.
(e) Any Common Stock issued upon an ERPS Conversion Event shall be validly issued, fully paid and non-assessable. The Corporation shall endeavor to take any action necessary to ensure that any Common Stock issued upon an ERPS Conversion Event are freely transferable and not subject to any resale restrictions under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities or blue sky laws (in each case other than any shares of Common Stock that may be held by an “affiliate” (as defined in Rule 144 promulgated under the Securities Act) of the Corporation). No share of Common Stock issuable or issued to the holders of Exchangeable Preferred Stock in connection with an ERPS Conversion Event under this paragraph 8 shall be encumbered by, or subject to, any agreement, term or condition imposed by the Corporation, any underwriter or other agent of the Corporation restricting: (i) the sale, tradability, distribution, pledge or other disposition of such Common Stock; (ii) the ability to offer to sell, trade, distribute, pledge or dispose such Common Stock; (iii) the ability to contract to sell, trade, distribute, pledge or dispose (including any short sale) such Common Stock; and/or (iv) the right to grant any option to purchase such Common Stock or enter into any hedging or similar transaction with the same economic effect as a sale, trade, distribution, pledge or disposition of such Common Stock. Without limiting the generality of the foregoing, no holder of the shares of Common Stock that are issuable or issued in connection with an ERPS Conversion Event shall be subject to any lock-up agreement or market standoff agreement imposed by the Corporation, any underwriter or other agent of the Corporation with respect to such shares. The Corporation shall use its best efforts to list the Common Stock required to be delivered upon an ERPS Conversion Event on the Nasdaq Stock Market at or prior to the time of such delivery.
9. Definitions. For the purpose of the Charter, the following terms shall have the following meanings:
(a) “Discount Ratio” means ninety percent (90%).
(b) “ERPS Liquidation Value” means, per each share of Exchangeable Preferred Stock, $10 together with all accrued and unpaid dividends (whether or not earned or declared) thereon calculated as of the actual date of an ERPS Conversion Event without interest, which, for the avoidance of doubt, was $141,121,484 as of June 30, 2020.
(c) “IPO” means a firm commitment underwritten initial public offering of the Common Stock registered under the Securities Act, as amended, pursuant to an effective registration statement on Form S-1 or an equivalent registration statement.
(d) “Qualified IPO” means an IPO consummated prior to March 31, 2021.
10. Notwithstanding anything to the contrary herein, until the occurrence of an ERPS Conversion Event (if any), the Corporation shall not make an election pursuant to Subtitle 8 of Title 3 of the MGCL (by charter amendment, bylaw or resolution of the Board of Directors) that would adversely affect the powers, special rights and preferences of the holders of the Exchangeable Preferred Stock, including, but not limited to, any election pursuant to Subtitle 8 of Title 3 of the MGCL that would alter or impact the voting rights of the holders of the Exchangeable Preferred Stock pursuant to paragraph 7 of this Section 5.4.
Section 5.5 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland. Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 5.5 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.
Section 5.6 Inspection of Books and Records. After a Qualified IPO, a stockholder that is otherwise eligible under applicable law to inspect the Corporation’s books of account or stock ledger or other specified documents of the Corporation shall have no right to make such inspection if the Board of Directors determines that such stockholder has an improper purpose for requesting such inspection.
Section 5.7 Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.
ARTICLE VI

LIMITATION OF LIABILITY; INDEMNIFICATION AND ADVANCE OF EXPENSES
Section 6.1 Limitation of Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.
Section 6.2 Indemnification and Advance of Expenses. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided herein shall vest immediately upon election of a director or officer. The Corporation may, with the approval of the Board of Directors, provide such indemnification and advance of expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided herein shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.
Section 6.3 Amendment or Repeal. Neither the amendment nor repeal of this Article VI, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article VI, shall apply to or affect in any respect the applicability of the preceding sections of this Article VI with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE VII

AMENDMENT
The Corporation reserves the right, from time to time, to make any amendment of it Charter, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in its Charter, or any outstanding stock.
ARTICLE VIII

EXCLUSIVE FORUM FOR CERTAIN LITIGATION
Unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the District of Maryland, or, if that Court does not have jurisdiction, the Circuit Court for Montgomery County, Maryland, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any Internal Corporate Claim, as such term is defined in Section 1-101(p) of the MGCL, including, without limitation, (i) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation or (ii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL, the Charter or the Bylaws, or (c) any other action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine.
FIFTH: The amendment and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.
SIXTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.
SEVENTH: The name and address of the Corporation’s current resident agent are as set forth in Article III of the foregoing amendment and restatement of the charter.
EIGHTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article IV of the foregoing amendment and restatement of the charter.
NINTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment and restatement of the charter was 61,013,500, consisting of 50,000,000 shares of Class A Common Stock, no par value; 5,000,000 shares of Class B Common Stock, no par value; 6,000,000 shares of 12% Cumulative Exchangeable Redeemable Preferred Stock, par value $0.01 per share; 3,000 shares of Senior Exchangeable Preferred Stock, par value $0.01 per share; 1,250 shares of Series A-1 Redeemable Preferred Stock, par value $0.01 per share; 1,750 shares of Series A-2 Redeemable Preferred Stock, par value $0.01 per share; and 7,500 shares of Class B Preferred Stock, par value $0.01 per share. The aggregate par value of all shares of stock having par value was $60,135.00.
TENTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 260,000,000 consisting of 250,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The aggregate par value of all authorized shares of stock having par value is $350,000.00.
ELEVENTH: The undersigned acknowledges these Second Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Second Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this    day of       , 2020.
ATTEST:	TELOS CORPORATION

By: (SEAL)
Name: Jefferson V. Wright	Name: John B. Wood
Title: Asst. Secretary	Title: President and Chief Executive Officer

APPENDIX B

Redline of Terms of the Proposed Terms of the

12% Cumulative Exchangeable Redeemable Preferred Stock

12% Cumulative Exchangeable Redeemable Preferred Stock
1. Rank. The Exchangeable Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, winding up and dissolution, (a) junior to any other class or series of the Preferred Stock of the Corporation the terms of which shall specifically provide that such class or series shall rank prior to the Exchangeable Preferred Stock (any such other securities are referred to herein collectively as the “Senior Securities”), (b) on a parity with any other class or series of the Preferred Stock of the Corporation the terms of which shall specifically provide that such class or series shall rank on a parity with the Exchangeable Preferred Stock (the Exchangeable Preferred Stock and any such other securities are referred to herein collectively as the “Parity Securities”), and (c) prior to the ~~Class A~~ Common Stock ~~and the Class B Common Stock of the Corporation (collectively, the “Common Stock”)~~ and any other class or series of the Preferred Stock of the Corporation the terms of which specifically provide that such class or series shall rank junior to the Exchangeable Preferred Stock (any of such other securities of the Corporation to which the Exchangeable Preferred Stock ranks prior, including the Common Stock, are referred to herein collectively as the “Junior Securities”).
2. Dividends. (a) The holders of the shares of Exchangeable Preferred ~~stock~~Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of 12% ($1.20) per share and no more. Such dividends shall be payable, in preference to dividends on the Junior Securities, in equal semi-annual payments out of funds legally available therefor (a) commencing with the first sixth-month anniversary of the first of the following to occur after the effective date (the “Effective Date”) of the merger ~~(“Merger”)~~ of C3 Acquisition Corp., a Delaware corporation, with and into the Corporation (i) the fifteenth day of the month in which the Effective Date occurs or (ii) the first day of the following month, and (b) on each sixth-month anniversary thereof (each of such dates being a “Dividend Payment Date”). Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors at the time such dividends are declared; provided, however, that such date shall not be more than 90 days prior to the respective Dividend Payment Date. Dividends payable on shares of Exchangeable Preferred Stock (whether payable in cash or in stock) shall be fully cumulative and shall accrue (whether or ~~nor~~not earned or declared), without interest, from the date of issuance of the Exchangeable Preferred Stock at the Effective Date. Any dividends payable with respect to the Exchangeable Preferred Stock during the first six years after the Effective Date may be paid (subject to restrictions under applicable state law), in the sole discretion of the Board of Directors, in cash or by issuing additional ~~full~~fully paid and nonassessable shares of Exchangeable Preferred Stock at the rate of 0.06 of a share for each $.60 of such dividends not paid in cash, and the issuance of such additional shares shall constitute full payment of such dividends. The Corporation shall not issue fractions of Exchangeable Preferred Stock (“Fractional Shares”) in payment of any dividends. In lieu of any Fractional Shares, the Corporation will cause all Fractional Shares otherwise issuable to be aggregated and sold on the open market by an agent of the Corporation, and each holder of Exchangeable Preferred Stock otherwise entitled to receive a Fractional Share shall receive a cash payment in lieu thereof equal to such holder's proportionate interest in the net proceeds of the sale or sales of all such Fractional Shares in the open market within 20 days after the Dividend Payment Date. The Corporation’s dividend payment obligations under this paragraph 2(a) shall be discharged upon the delivery to such agent of the certificate or certificates representing shares of Exchangeable Preferred Stock equal to the aggregate of such Fractional Shares. All shares of Exchangeable Preferred Stock which may be issued as a dividend with respect to the Exchangeable Preferred Stock will thereupon be duly authorized, validly issued, ~~full~~fully paid and nonassessable and free of all liens and charges.
(b) All dividends paid with respect to shares of the Exchangeable Preferred Stock pursuant to paragraph 2(a) of this Section 5.4 shall be paid pro rata to the holders entitled thereto.
(c) Notwithstanding anything contained herein to the contrary, no cash dividends (other than the payment of cash in lieu of the issuance of Fractional Shares) on shares of Exchangeable Preferred Stock, the Parity Securities or ~~she~~the Junior Securities shall be declared by the Board of Directors and paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement regarding the borrowing of funds or the extension of credit which is binding upon the Corporation or any subsidiary of the Corporation (all such Agreements of the corporation and its subsidiaries are referred to collectively herein as the “Debt Agreements”), specifically prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder or, in the case of a Debt Agreement binding on a subsidiary of the Corporation, prohibit or restrict the payment of dividends or the making of loans to the Corporation by such subsidiary of the Corporation, prohibit or restrict the payment of dividends for the purpose of paying such dividends; provided, however, that nothing in this paragraph 2(c) shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare or the Corporation to pay or set apart for payment any cash dividends on shares of the Exchangeable Preferred Stock at any time, whether permitted by any of the Debt Agreements or not.
(d)(i) If at any time the Corporation shall have failed to pay full dividends which have accrued (whether or not declared) on any Senior Securities, no cash dividends (other than the payment of cash in lieu of the issuance of Fractional Shares) shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on shares of the Exchangeable Preferred Stock or any other Parity Securities unless, prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of such Senior Securities shall have been or be declared and paid or set apart for payment. No full dividends shall be declared or paid or set apart for payment on any Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Exchangeable Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. If any dividends are not paid in full, as aforesaid, upon the shares of the Exchangeable Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Exchangeable Preferred Stock and any other Parity Securities shall be declared and paid pro rata so that the amount of dividends declared and paid per share on the Exchangeable Preferred Stock and such other Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Exchangeable Preferred Stock and such other Parity Securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Exchangeable Preferred Stock or any other Parity Securities which may be in arrears.
(ii) The Corporation shall not declare, pay or set apart for payment any dividend on any of the Exchangeable Preferred Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Exchangeable Preferred Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Exchangeable Preferred Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation, or other property (other than distributions or dividends in shares of Exchangeable Preferred Stock to the holders thereof), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Exchangeable Preferred Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Exchangeable Preferred Stock, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase or distribution, as the case may be, all accrued and unpaid dividends on shares of any Senior Securities shall have been or be duly paid in full and all redemption payments which have become due with respect to such Senior Securities shall have been or be duly discharged.
Any dividend not paid pursuant to paragraph (2) of this Section 5.4 shall be fully cumulative and shall accrue (whether or not declared), without interest, as set forth in paragraph (2)(a) ~~hereof~~of this Section 5.4.
(e) Holders of shares of the Exchangeable Preferred Stock shall be entitled to receive the dividends provided for in paragraph (2)(a) ~~hereof~~of this Section 5.4 in preference to and in priority over any dividends upon any of the Junior Securities.
(f) Subject to the foregoing provisions of this paragraph (2) of this Section 5.4, the Board of Directors may declare, and the Corporation may pay or set apart for payment, dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities, and the holders of the shares of the Exchangeable Preferred Stock shall not be entitled to share therein.
3. Liquidation Preference. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Exchangeable Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $10 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends (whether or not earned or declared) thereon to the date fixed for liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any of the Junior Securities; provided, however, that the holders of outstanding shares of the Exchangeable Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities, if any, shall have been paid in full. Except as provided in the preceding sentence, holders of Exchangeable Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Exchangeable Preferred Stock and any Parity Securities, then the holders of such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Exchangeable Preferred Stock and the holders of outstanding shares of such other Parity Securities are entitled were paid in full.
(b) For the purpose of this paragraph 3 of this Section 5.4, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation.
4. Redemption. (a) Subject to the legal availability of funds, any contractual restrictions then binding on the Corporation (including restrictions under Debt Agreements) and applicable state law, the Corporation may redeem at its option, at any time, the Exchangeable Preferred Stock, in whole or in part, at a redemption price of $10 per share together with all accrued and unpaid dividends (whether or not earned or declared) thereon to the date fixed for redemption, without interest. As of June 30, 2020 the redemption price set forth in the foregoing sentence was $141,121,484.
(b) Subject to the legal availability of funds, any contractual restrictions then binding on the Corporation (including restrictions under Debt Agreements) and applicable state law, commencing on the first Dividend Payment Date ~~(or, if any Exchange Debentures (as hereinafter defined) are outstanding, the first interest payment date for the Exchange Debentures)~~ after the sixteenth anniversary of the Effective Date and on the first Dividend Payment Date ~~(or,if any Exchange Debentures are outstanding, the first interest payment date for the Exchange Debentures)~~ after each anniversary of the Effective Date thereafter (each date separately referred to as a “Mandatory Redemption Date”), so long as any shares of the Exchangeable Preferred Stock shall be outstanding, the Corporation shall set aside, in trust, as and for a sinking fund for the Exchangeable Preferred Stock, a sum sufficient to redeem and shall redeem in each year an amount equal to at least 20% of the greatest number of shares of Exchangeable Preferred Stock issued and outstanding at any time, at a redemption price of $10 per share together with all accrued and unpaid dividends (whether or not earned or declared) thereon to the date fixed for redemption, without interest, and on the first Dividend Payment Date following the twentieth anniversary of the Effective Date, the Corporation shall set aside pursuant to paragraph 6 ~~hereof~~of this Section 5.4 a sum sufficient to redeem and shall redeem all outstanding shares of Exchangeable Preferred Stock at a redemption price of $10 per share together with all accrued and unpaid dividends (whether or not earned or declared) to such date. ~~The Corporation shall, at its option, be entitled to credit against the number of shares to be redeemed on any Mandatory Redemption Date a number of shares equal to the sum of (i) the number of shares of Exchangeable Preferred Stock (A) acquired by the Corporation (other than through an exchange pursuant to paragraph 5 hereof) and surrendered to the transfer agent with respect to the Exchangeable Preferred Stock for cancellation or (B) redeemed other than pursuant to this paragraph 4(b), plus (ii) an amount equal to (x) divided by (y), where (x) equals the aggregate principal amount of Exchange Debentures which was previously or simultaneously acquired by the Corporation and surrendered for cancellation, optionally redeemed or redeemed, or which is to be called for redemption, pursuant to the mandatory redemption provisions of the Indenture relating to the Exchange Debentures on such Mandatory Redemption Date, and where (y) equals $10; provided that such shares of Exchangeable Preferred Stock or such Exchange Debentures have not been previously credited to the Exchangeable Preferred Stock mandatory redemption requirement on such mandatory Redemption Date.~~
(c) Shares of Exchangeable Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed ~~or exchanged~~, shall (upon compliance with any applicable provisions of law) have the status of authorized and unissued shares.
(d) Notwithstanding the foregoing provisions of paragraph 4 of this Section 5.4, if full cumulative dividends on all outstanding shares of Exchangeable Preferred Stock shall not have been paid or are not contemporaneously declared and paid for all past dividend periods, the Corporation may not redeem shares of Exchangeable Preferred Stock pursuant to paragraph 4(a) of this Section 5.4 unless the shares to be redeemed are selected pro rata (with rounding to the nearest whole share).
(e) If the Corporation shall fail to discharge its obligation to redeem shares of Exchangeable Preferred Stock pursuant to paragraph 4(b) of this Section 5.4 (the “Mandatory Redemption Obligation”), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation.
5. ~~Exchange. The Corporation may at its sole option exchange in whole or in part, on any Dividend Payment Date from and after the second anniversary of the Effective Date, shares of Exchangeable Preferred Stock then outstanding for a new series of 12% Junior Subordinated Exchange Debentures due 2009 of the Corporation (the “Exchange Debentures”) to be issued pursuant to an indenture between the Corporation and the trustee named therein (the “Indenture”) filed as an exhibit to the Corporation’s Registration Statement on Form S-4 (Registration No. 33-31671), as amended, a copy of which is on file with the Secretary of the Corporation. In the event of any such exchange, holders of Exchangeable Preferred Stock shall be entitled to receive on the date of exchange (i) Exchange Debentures in an aggregate principal amount equal to the aggregate liquidation preference of all shares of Exchangeable Preferred stock held by them being exchanged, plus (ii) an amount equal to all accrued but unpaid dividends on such Exchangeable Preferred Stock (whether or not earned or declared, without interest); provided, however, that in the event any such issuance of Exchange Debentures in exchange for shares of Exchangeable Preferred Stock would result in the issuance of any Exchange Debentures in a principal amount which is less than $10 or otherwise not an integral multiple of $10 (such principal amount, if less than $10, or, if such principal amount is greater than $10, the difference between such principal amount and the highest integral multiple of $10 which is less than such principal amount, is hereinafter referred to as the “Fractional Principal Amount”), the Corporation shall cause all Fractional Principal Amounts of Exchange Debentures otherwise issuable to be aggregated and sold on the open market by an agent of the Corporation, and each person otherwise entitled to such Fractional Principal Amounts of Exchange Debentures will receive a cash payment in lieu thereof equal to such holder's proportionate interest in the net proceeds of the sale or sales of all such Fractional Principal Amounts in the open market within 20 days after the Dividend Payment Date. On the date fixed for any such exchange, the rights of the holders of Exchangeable Preferred Stock so exchanged as stockholders of the Corporation shall cease and the person or persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Exchange Debentures. In accordance with paragraph 6 hereof, the Corporation shall mail to each record holder of Exchangeable Preferred stock written notice of its intention to exchange not less than 30 days nor more than 60 days prior to the exchange. Prior to giving notice of its intention to exchange, the Corporation shall have executed and delivered to a bank or trust company selected by the Corporation the Indenture with such changes as may be required by stock exchange rules, law or usage or as may be agreed to by the Corporation and the holders of a majority of the then outstanding shares of the Exchangeable Preferred Stock. The Corporation shall have caused the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, and shall have caused the Exchange Debentures to be authenticated as of the date on which the exchange is effective, which date shall be a Dividend Payment Date. Notwithstanding the foregoing, the Corporation may not exchange any shares of Exchangeable Preferred Stock at any time that the terms or provisions of any indenture or agreement of the Corporation, including any Debt Agreements relating to its indebtedness, specifically prohibits such exchange or that such exchange constitutes or, after notice or lapse of time or otherwise, would constitute a breach of or a default under any such indenture or agreement. The person or persons entitled to receive Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Exchange Debentures as of the Dividend Payment Date which coincides with the date of exchange.~~ [RESERVED]
6. Procedure for Redemption ~~or Exchange~~. (a) In the event that fewer than all the outstanding shares of Exchangeable Preferred Stock are to be redeemed ~~or exchanged~~, the number of shares to be redeemed ~~or to be exchanged~~ shall be determined, subject to the provisions of paragraphs 4(b) and 4(d) ~~hereof~~of this Section 5.4, by the Board of Directors of the Corporation and the shares to be redeemed ~~or exchanged~~ shall be selected by lot or pro rata as may be determined by the Board of Directors, except that in any redemption ~~or exchange~~ of fewer than all the outstanding shares of Exchangeable Preferred Stock, the Corporation may first redeem ~~or exchange~~ all shares held by any holders of a number of shares not to exceed 100 as may be specified by the Corporation.
(b) In the event the Corporation shall redeem ~~or exchange~~ shares of Exchangeable Preferred Stock, notice of such redemption ~~or exchange~~ shall be given by first class mail, postage prepaid, and mailed not less than

30 days nor more than 60 days prior to the redemption ~~or exchange~~ date, to each holder of record of the shares to be redeemed ~~or exchanged~~ at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption ~~or exchange~~ of any shares of Exchangeable Preferred Stock to be redeemed ~~or exchanged~~ except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption ~~or exchange~~ date; (ii) the number of shares of Exchangeable Preferred Stock to be redeemed ~~or exchanged~~ and, if less than all the shares held by such holder are to be redeemed ~~or exchanged~~, the number of shares of Exchangeable Preferred Stock held by such holder to be redeemed ~~or exchanged~~; (iii) the redemption price ~~or exchange rate~~; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price ~~or exchanged for the Exchange Debentures~~; and (v) that dividends on the shares to be redeemed ~~or exchanged~~ will cease to accrue on such redemption date or the date of exchange.
(c) Notice having been mailed as aforesaid and provided that on or before the redemption date ~~or exchange date, as the case may be. specified in such notice all duly authenticated and valid Exchange Debentures necessary for such exchange shall have been provided by the Corporation and~~ all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption ~~or exchange~~ so as to be and to continue to be available therefor, then, from and after the redemption date ~~or exchange date, as the case may be~~, dividends on the shares of Exchangeable Preferred Stock so called for redemption ~~or exchange~~ shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Exchangeable Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price ~~or the Exchange Debentures upon exchange~~ and any accrued and unpaid dividends, whether or not earned or declared) shall cease. Upon surrender, in accordance with said notice of the certificates for any shares so redeemed ~~or exchanged~~ (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed ~~or exchanged~~ by the Corporation at the redemption price ~~or exchange rate~~ aforesaid. In case fewer than all the shares represented by any such certificate are redeemed ~~or exchanged~~, a new certificate or certificates shall be issued representing the unredeemed ~~or unexchanged~~ shares without cost to the holder thereof.
(d) If such notice of redemption shall have been duly given, and if, prior to the redemption date~~.~~, the Corporation shall have irrevocably deposited the aggregate redemption price of the shares of Exchangeable Preferred Stock to be redeemed in trust for the pro rata benefit of the holders of the shares of Exchangeable Preferred Stock to be redeemed, so as to be and to continue to be available therefor, with a bank or trust company (having capital and surplus of not less than $50,000,000) in the borough of Manhattan, City of New York, then, upon making such deposit, holders of the shares of Exchangeable Preferred Stock called for redemption shall cease to be stockholders with respect to such shares and thereafter such shares shall no longer be transferable on the books of the Corporation and such holders shall have no interest in or claim against the Corporation with respect to such shares (including dividends thereon accrued after such redemption date) except the right to receive payment of the redemption price (including all dividends (whether or not earned or declared) accrued and unpaid to the date fixed for redemption) upon surrender of their certificates, without interest. Any funds deposited and unclaimed at the end of one year from the date fixed for redemption shall be repaid to the Corporation upon its request, after which repayment the holders of shares called for redemption shall look only to the Corporation as a general creditor for payment of the redemption price.
7. Voting Rights. (a) The holders of record of shares of Exchangeable Preferred Stock shall not be entitled to any voting rights except ~~as hereinafter provided in this paragraph 7,~~ as provided in the ~~Indenture~~Charter or as otherwise provided by law.
(b)(i) If at any time or times dividends payable on Exchangeable Preferred Stock shall be in arrears and unpaid for three consecutive full semi-annual periods, then the number of directors constituting the Board of Directors, without further action, shall be increased by up to two directors and the holders of Exchangeable Preferred Stock shall have the exclusive right, voting separately as a class, to elect the directors of the Corporation to fill such newly created directorships, which directors shall be designated “~~"~~Class D~~"~~” directors, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors.

(ii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of Exchangeable Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each annual meeting. Such voting right shall continue until such time as: (1) all dividends accumulated on Exchangeable Preferred Stock shall have been paid in full ~~at which time such voting right of the holders of Exchangeable Preferred Stock shall terminate,~~ (subject to revesting in the event of each and every subsequent failure of the Corporation to pay dividends for the requisite number of periods as described above), (2) the rights of holders of the Exchangeable Preferred Stock shall have terminated pursuant to paragraph 6 of this Section 5.4, or (3) an ERPS Conversion Event; at which time, in each such case, such voting right of the holders of Exchangeable Preferred Stock shall automatically terminate.
(iii) At any time when such voting right shall have vested in the holders of the Exchangeable Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Exchangeable Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Exchangeable Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Exchangeable Preferred Stock then outstanding may designate in writing a holder of Exchangeable Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph 7(b)(iii) or at such other place as is selected by such person so designated. Any holder of Exchangeable Preferred Stock which would be entitled to vote at any such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.
(iv) At any meeting held for the purpose of electing directors at which the holders of Exchangeable Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of a majority of the then outstanding shares of Exchangeable Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof, (x) the absence of a quorum of the holders of Exchangeable Preferred Stock and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of Exchangeable Preferred Stock and (y) in the absence of a quorum of the holders of any such class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting insofar as it relates to the election of directors which the holders of such class are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.
(v) The term of office of all directors elected by the holders of Exchangeable Preferred Stock pursuant to paragraph 7(b)(i) of this Section 5.4 in office at any time when the aforesaid voting rights are vested in the holders of Exchangeable Preferred Stock shall terminate upon the election of their successors at any meeting of stockholders for the purpose of electing directors. Upon any termination of the aforesaid voting rights in accordance with paragraph 7(b)(ii) of this Section 5.4, the term of office of all directors elected by the holders of Exchangeable Preferred Stock pursuant to paragraph 7(b)(i) of this Section 5.4 then in office shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by the number of directors by which the number of directors constituting the Board of Directors shall have been increased pursuant to paragraph 7(b)(i) of this Section 5.4, subject always to the increase of the number of directors pursuant to paragraph 7(b)(i) of this Section 5.4 in case of the future right of the holders of Exchangeable Preferred ~~stock~~Stock to elect directors as provided herein.

(vi) ~~In~~Notwithstanding any other provision hereof (including but not limited to Section 4.1), in any case of any vacancy occurring among the directors so elected, the remaining director, if any, who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If all directors so elected by the holders of Exchangeable Preferred Stock shall cease to serve as directors before their terms shall expire, then notwithstanding any other provision hereof (including but not limited to Section 4.1), the holders of Exchangeable Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.
~~(c) The holders of record of shares of Exchangeable Preferred Stock shall be entitled to vote on or consent to any amendment or supplement to the Indenture in accordance with Section 9.02 of the Indenture on a basis as if such Exchangeable Preferred Stock had been exchanged for Exchange Debentures prior to the record date for such vote or consent.~~
(vii) Notwithstanding any other provision hereof (including but not limited to Section 4.5), any Class D director or all Class D directors may be removed from office at any time by the affirmative vote of a majority of all the votes entitled to be cast in the election of Class D directors.
(c) [Reserved]
(d) So long as any shares of Exchangeable Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the then outstanding Exchangeable Preferred Stock voting separately as a class ~~(i)~~ change by amendment to the Corporation’s Charter or otherwise, the terms or provisions of the Exchangeable Preferred Stock so as to adversely affect the powers, special rights and preferences of the holders thereof~~, and (ii) amend the indenture, except for amendments of the nature described in Section 9.01 of the Indenture~~
(e) Any alteration or change which would not affect adversely the powers, preferences, and special rights of shares of Exchangeable Preferred Stock may be effected without the consent of holders thereof, including, without limitation, the (i) creation, authorization or issuance of any other class of stock of the Corporation senior, pari passu or subordinated as to dividends and upon liquidation to the Exchangeable Preferred Stock, (ii) creation of any indebtedness of any kind of the Corporation, (iii) increase or decrease in the amount of authorized capital stock of any class or series, including the Exchangeable Preferred Stock, or any increase, decrease or change in the par value of any such class other than the Exchangeable Preferred Stock, or (iv) merger or consolidation or similar plan or acquisition in which securities of the Corporation held by the holders of Exchangeable Preferred Stock will become or be exchanged for securities of any other person, if the sole purpose of the transaction is to change the Corporation’s domicile solely within the United States.
8. Automatic Conversion. (a) Immediately upon the consummation of a Qualified IPO, each share of Exchangeable Preferred Stock shall automatically be converted into the right to receive (such conversion, a “ERPS Conversion Event”): (i) an amount of cash equal to (I) the ERPS Liquidation Value; multiplied by (II) the Discount Ratio; multiplied by (III) 0.85 and (ii) that number of shares of Common Stock (valued at the initial Qualified IPO offering price to the public) equal to (I) the ERPS Liquidation Value; multiplied by (II) the Discount Ratio; multiplied by (III) 0.15; provided, however no fractional shares of Common Stock shall be issued upon an ERPS Conversion Event but, in lieu thereof, the holder shall be entitled to receive an amount of cash equal to the fair market value of a share of Common Stock (valued at the initial Qualified IPO offering price to the public) at the time of such ERPS Conversion Event multiplied by such fractional amount (rounded to the nearest cent).
(b) The Corporation shall promptly notify the holders of Exchangeable Preferred Stock in writing of the occurrence of an ERPS Conversion Event; provided, that, the Corporation’s failure to provide such notice, or its failure to be received, shall not alter or affect the automatic conversion of the Exchangeable Preferred Stock occurring in connection therewith. In addition to any information that is required by law, such notice shall state: (i) the date of the ERPS Conversion Event; (ii) the amount of cash per share to be paid to each holder of shares of Exchangeable Preferred Stock in connection with the ERPS Conversion Event; (iii) the number of shares of Common Stock per share of Exchangeable Preferred Stock to be issued to each holder of shares of Exchangeable Preferred Stock in connection with the ERPS Conversion Event; (iv) the place or places where the certificates representing shares of Exchangeable Preferred Stock are to be surrendered (or a Statement of Loss as defined in paragraph 8(c) of this Section 5.4 in lieu thereof) in connection with the ERPS Conversion Event; and (v) that payment of the foregoing cash sum (including any payment for fractional shares) and issuance of Common

Stock will be made upon presentation and surrender of certificates representing shares of the Exchangeable Preferred Stock (or a Statement of Loss in lieu thereof) without any other obligation or deliverable required of any holder of shares of Exchangeable Preferred Stock in order to receive such cash and Common Stock.
(c) Upon an ERPS Conversion Event, the outstanding Exchangeable Preferred Stock shall be converted automatically without any further action by the holders thereof or by the Corporation and whether or not the certificates evidencing such Exchangeable Preferred Stock are surrendered to the Corporation or its transfer agent upon the occurrence of an ERPS Conversion Event; provided, that, the Corporation shall not be obligated to pay cash payable or issue certificates evidencing the Common Stock issuable upon such ERPS Conversion Event unless the certificates evidencing such Exchangeable Preferred Stock are delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation solely to indemnify the Corporation from any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate (a “Statement of Loss”).
(d) Upon receipt of notice of the occurrence of an ERPS Conversion Event, the holders of Exchangeable Preferred Stock shall promptly surrender the certificates evidencing such shares (or a Statement of Loss in lieu thereof) at the office of the Corporation or any transfer agent for the Exchangeable Preferred Stock. Thereupon, (i) there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates or on the Statement of Loss in lieu thereof, a certificate or certificates for the number of shares of Common Stock, as applicable, to which such holder is entitled in connection with such ERPS Conversion Event; and (ii) the cash consideration described in paragraph 8(a) of this Section 5.4.
(e) Any Common Stock issued upon an ERPS Conversion Event shall be validly issued, fully paid and non-assessable. The Corporation shall endeavor to take any action necessary to ensure that any Common Stock issued upon an ERPS Conversion Event are freely transferable and not subject to any resale restrictions under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities or blue sky laws (in each case other than any shares of Common Stock that may be held by an “affiliate” (as defined in Rule 144 promulgated under the Securities Act) of the Corporation). No share of Common Stock issuable or issued to the holders of Exchangeable Preferred Stock in connection with an ERPS Conversion Event under this paragraph 8 shall be encumbered by, or subject to, any agreement, term or condition imposed by the Corporation, any underwriter or other agent of the Corporation restricting: (i) the sale, tradability, distribution, pledge or other disposition of such Common Stock; (ii) the ability to offer to sell, trade, distribute, pledge or dispose such Common Stock; (iii) the ability to contract to sell, trade, distribute, pledge or dispose (including any short sale) such Common Stock; and/or (iv) the right to grant any option to purchase such Common Stock or enter into any hedging or similar transaction with the same economic effect as a sale, trade, distribution, pledge or disposition of such Common Stock. Without limiting the generality of the foregoing, no holder of the shares of Common Stock that are issuable or issued in connection with an ERPS Conversion Event shall be subject to any lock-up agreement or market standoff agreement imposed by the Corporation, any underwriter or other agent of the Corporation with respect to such shares. The Corporation shall use its best efforts to list the Common Stock required to be delivered upon an ERPS Conversion Event on the Nasdaq Stock Market at or prior to the time of such delivery.
9. Definitions. For the purpose of the Charter, the following terms shall have the following meanings:
(a) “Discount Ratio” means ninety percent (90%).
(b) “ERPS Liquidation Value” means, per each share of Exchangeable Preferred Stock, $10 together with all accrued and unpaid dividends (whether or not earned or declared) thereon calculated as of the actual date of an ERPS Conversion Event without interest, which, for the avoidance of doubt, was $141,121,484 as of June 30, 2020.
(c) “IPO” means a firm commitment underwritten initial public offering of the Common Stock registered under the Securities Act, as amended, pursuant to an effective registration statement on Form S-1 or an equivalent registration statement.
(d) “Qualified IPO” means an IPO consummated prior to March 31, 2021.
10. Notwithstanding anything to the contrary herein, until the occurrence of an ERPS Conversion Event (if any), the Corporation shall not make an election pursuant to Subtitle 8 of Title 3 of the MGCL (by charter amendment, bylaw or resolution of the Board of Directors) that would adversely affect the powers, special rights and preferences of the holders of the Exchangeable Preferred Stock, including, but not limited to, any election pursuant to Subtitle 8 of Title 3 of the MGCL that would alter or impact the voting rights of the holders of the Exchangeable Preferred Stock pursuant to paragraph 7 of this Section 5.4.